     As filed with the Securities and Exchange Commission on March 1, 1996

                                      Registration Nos. 33-64335 and 33-64335-01


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            _______________________


                               AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933



                  STARWOOD LODGING TRUST                                     STARWOOD LODGING CORPORATION
          (Exact name of registrant as specified                        (Exact name of registrant as specified
               in its governing instruments)                                 in its governing instruments)

            11845 West Olympic Blvd., Suite 695                           11845 West Olympic Blvd., Suite 675
               Los Angeles, California 90064                                 Los Angeles, California 90064
                      (310) 575-3900                                                (310) 575-3900
         (Address of principal executive offices)                      (Address of principal executive offices)

                            _______________________

                          Maryland                                                     Maryland
               (State or other jurisdiction                                  (State or other jurisdiction
             of incorporation or organization)                             of incorporation or organization)

                        52-0901263                                                    52-1193298
           (I.R.S. employer identification no.)                          (I.R.S. employer identification no.)

                     JEFFREY C. LAPIN                                              KEVIN E. MALLORY
           President and Chief Operating Officer                               Executive Vice President
            11845 West Olympic Blvd., Suite 695                           11845 West Olympic Blvd., Suite 675
               Los Angeles, California 90064                                 Los Angeles, California 90064
                      (310) 575-3900                                                (310) 575-3900
          (Name and address of agent for service)                       (Name and address of agent for service)

                                                      COPIES TO:
                 SHERWIN L. SAMUELS, Esq.                                        JAMES M. ASHER, Esq.
                      Sidley & Austin                                          ROBERT E. KING, JR., Esq.
                   555 West Fifth Street                                              Rogers & Wells
               Los Angeles, California 90013                                        200 Park Avenue
                      (213) 896-6000                                            New York, New York 10166
                                                                                     (212) 878-8000


                            _______________________

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.
                            _______________________

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                                  Proposed Maximum                Amount of
     Title of each class of securities to be registered       Aggregate Offering Price        Registration Fee
--------------------------------------------------------------------------------------------------------------
 Shares of beneficial interest, $0.01 par
 value, of  Starwood Lodging Trust Paired with
 Shares of common stock, $0.01 par value, of
 Starwood Lodging Corporation

 Convertible Notes

 Warrants to Purchase Debt Securities,
 Preferred Shares or Paired Common Shares

 Shares of Preferred Stock, $0.01 par value, of Starwood Lodging Trust which may be paired with

 Shares of Preferred Stock, $0.01 par value, of Starwood Lodging Corporation

 Debt Securities

         Total                                                    $500,000,000                   $172,400
==============================================================================================================

                            _______________________
      THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION
 8(A), MAY DETERMINE.
================================================================================

SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED MARCH __,  1996


PROSPECTUS

                                  $500,000,000
                                STARWOOD LODGING

          STARWOOD LODGING TRUST          STARWOOD LODGING CORPORATION

                       COMMON STOCK, WARRANTS, PREFERRED
                           STOCK AND DEBT SECURITIES


         Starwood Lodging Trust (the "Trust") and Starwood Lodging Corporation (the "Corporation" and, with the Trust, the "Company") may from time to time offer in one or more series: (i) shares of beneficial interest, $.01 par value, of the Trust (the "Trust Shares") and shares of common stock, $.01 par value, of the Corporation (the "Corporation Shares") which are "paired" and traded as units consisting of one Trust Share and one Corporation Share (the "Paired Common Shares"); (ii) convertible notes of the Trust and the Corporation (the "Convertible Notes"); (iii)(A) warrants to purchase Trust Shares and warrants to purchase Corporation Shares which are "paired" and traded as units consisting of one warrant to purchase Trust Shares and one warrant to purchase a like number of Corporation Shares, (B) warrants to purchase shares of preferred stock of the Trust or the Corporation, or (C) warrants to purchase debt securities of the Trust or the Corporation (collectively, the "Warrants"); (iv) shares of preferred stock, $.01 par value, of the Trust (the "Trust Preferred Shares") and shares of preferred stock, $.01 par value, of the Corporation (the "Corporation Preferred Shares" and, with the Trust Preferred Shares, the "Preferred Shares") which may, but are not required to, be "paired" with preferred stock of the other entity; and (v) unsecured debt securities of the Trust or the Corporation (the "Debt Securities") with an aggregate public offering price of up to $500,000,000 (or its equivalent in another currency based on the exchange rate at the time of sale) in amounts, at prices and on terms to be determined at the time of offering. The Trust or the Corporation may from time to time offer in one or more series unsecured Debt Securities which may, but are not required to, be paired with Debt Securities of the other entity. The Paired Common Shares, Convertible Notes, Warrants, Preferred Shares and Debt Securities, (collectively, the "Securities") may be offered, separately or together, in separate series in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement"). Of the $500,000,000 aggregate public offering price of Securities, up to $400,000,000 will be offered by the Trust and up to $100,000,000 will be offered by the Corporation.

         The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Paired Common Shares, any initial public offering price; (ii) in the case of Convertible Notes, any initial public offering price; (iii) in the case of Warrants, the duration, offering price, securities purchasable upon exercise, exercise price and detachability, if applicable; (iv) in the case of Preferred Shares, the specific title and stated value, any dividend, liquidation, redemption, conversion, voting and other rights, and any initial public offering price; and
(v) in the case of Debt Securities, the specific title, aggregate principal amount, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the issuer or repayment at the option of the holder, terms for sinking fund payments, covenants and any initial public offering price. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Securities, in each case as may be appropriate to preserve the status of the Trust as a real estate investment trust ("REIT") for United States federal income tax purposes.


         The applicable Prospectus Supplement will also contain information, where applicable, relating to any listing on a securities exchange of the securities covered by such Prospectus Supplement.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                              ------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
                              ------------------
        NEITHER THE NEVADA GAMING COMMISSION NOR THE NEVADA STATE GAMING
          CONTROL BOARD HAS PASSED ON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS OR THE INVESTMENT MERITS OF THE SECURITIES
                     OFFERED HEREBY.  ANY REPRESENTATION TO
                           THE CONTRARY IS UNLAWFUL.
                              ------------------
       THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR
           ENDORSED THE MERITS OF THIS OFFERING.  ANY REPRESENTATION
                          TO THE CONTRARY IS UNLAWFUL.


                The date of this Prospectus is March __, 1996.





         The Securities may be offered directly, through agents designated from time to time by the Trust or the Corporation or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying Prospectus Supplement. See "Plan of Distribution." No Securities may be sold without delivery of a Prospectus Supplement describing the method and terms of the offering of such series of Securities.

                             AVAILABLE INFORMATION

         The Trust and the Corporation are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy or information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy or information statements and other information can be inspected and copied at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information concerning the Trust and the Corporation can also be inspected at the offices of the New York Stock Exchange, Public Reference Section, 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to the Trust, the Corporation and the Securities offered hereby, reference is made to the Registration Statement and exhibits thereto.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company (SEC File Nos. 1-6828 and 1-7959) with the Commission under the Securities Act and the Exchange Act are incorporated in this Prospectus by reference and are made a part hereof:


1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994 (as amended by Form 10-K/A filed on February 28, 1996).

        2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 (as amended by Form 10-Q/A filed on February 28, 1996), June 30, 1995 (as amended by Form 10-Q/A filed on February 28, 1996) and September 30, 1995 (as amended by Form 10-Q/A filed on February 28, 1996).

        3. The Company's Current Reports on Form 8-K, dated January 31, 1995 (as amended by Form 8-K/A filed on April 18, 1995 and Form 8-K/A1 filed on February 28, 1996), June 8, 1995, September 20, 1995 (as amended by Form 8-K/A filed on December 1, 1995 and Form 8-K/A1 filed on February 28, 1996),
October 31, 1995, and January 18, 1996 (as amended by Form 8-K/A filed on __________, 1996) and February 5, 1996 (as amended by Form 8-K/A filed on February 12, 1996.


        4. The description of the Company's Paired Common Shares contained in the Company's Registration Statement on Form 8-A, filed on October 3, 1986 and any amendments or reports filed for the purpose of updating such descriptions which have been filed by the Company with the Commission.

        5. The financial statements of Embassy Suites - Tempe, Starwood Wichita Investors, L.P., Capitol Hill Suites, French Quarter Square and Sheraton Colony Square contained in the Company's Registration Statement on Form S-2 declared effective on June 29, 1995 (Registration Nos. 33-59155 and 33-59155-01).

         Each document filed by the Trust or the Corporation subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to termination of the offering of all Securities to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and shall be part hereof from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus (in the case of a statement in a previously-filed document incorporated or deemed to be incorporated by reference herein), in any accompanying Prospectus Supplement relating to a specific offering of Securities or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any accompanying Prospectus Supplement. Subject to the foregoing, all information appearing in this Prospectus and each accompanying Prospectus Supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.


         Copies of all documents incorporated by reference, other than exhibits to such documents not specifically incorporated by reference therein, will be provided without charge to each person to whom this Prospectus is delivered, upon oral or written request to Jayne Gordon, 11845 West Olympic Boulevard, Suite 695, Los Angeles, California 90064.

                                  THE COMPANY


         The Company was reorganized, effective January 1, 1995, to combine the hotel investment and operating businesses of the Company with certain hotel investments of Starwood Capital Group, L.P. and certain of its affiliates (collectively, "Starwood Capital"). Management believes that the Company's unique "paired share" ownership structure gives it a competitive advantage over other hotel REITs and other hotel owner/operators with respect to owning and operating hotels, as discussed below. The Company has owned hotel assets since 1969 and has managed hotel assets since 1980. Starwood Capital has been an active opportunistic investor in the hotel industry over the last three years. As of December 31, 1995, the Company owned, operated and managed a geographically diversified portfolio of hotel assets (the "Hotel Assets"), including fee, ground lease and first mortgage interests in 49 hotel properties, comprising over 10,500 rooms located in 21 states and the District of Columbia. Thirty-four of such hotels are operated under licensing or franchise agreements with national hotel organizations, including
Sheraton(TM), Marriott(TM), Doubletree(TM), Omni(TM), Radisson(TM),
Embassy Suites(TM), Holiday Inn(TM), Residence Inn(TM), Days Inn(TM), Best Western(TM), Vagabond Inn(TM), Ramada(TM), Quality Inn(TM) and Harvey(TM).



         Substantially all of the Company's interests in the Hotel Assets are held by and its operations conducted through SLT Realty Limited Partnership (the "Realty Partnership") or SLC Operating Partnership (the "Operating Partnership"), respectively. Accordingly, substantially all of the income of the Trust and the Corporation is derived from distributions of the Realty Partnership and the Operating Partnership, respectively. The Company is the sole general partner of each of the Realty Partnership and the Operating Partnership and as of December 31, 1995, owned a controlling interest of approximately 69.9% in each of the Realty Partnership and Operating Partnership. The remaining 30.1% interest in each of the Realty Partnership and the Operating Partnership is owned by Starwood Capital. As of December 31, 1995, Starwood Capital owned 30.5% of the equity interests of the Company on a fully diluted basis.

         The Company's paired share ownership structure is unique for a hotel REIT because its shareholders own both the owner, the Trust, and the operator, the Corporation, of the Company's hotels. Therefore, the Company's shareholders retain the economic benefits of both the lease payments received by the Trust and the operating profits realized by the Corporation while maintaining the tax benefits of the Trust's REIT status. The pairing arrangement creates total commonality of ownership, as the shares of beneficial interest of the Trust (the "Trust Shares") and the shares of common stock of the Corporation (the "Corporation Shares") are paired on a one for one basis and may only be held or transferred as units consisting of one Trust Share and one Corporation Share ("Paired Common Shares").


         The Trust was organized in 1969 as a Maryland real estate investment trust. The Trust's executive offices are located at 11845 West Olympic Boulevard, Suite 695, Los Angeles, California 90064; telephone (310) 575-3900.



         The Corporation is a Maryland corporation formed in 1980. The Corporation's executive offices are located at 11845 West Olympic Boulevard, Suite 675, Los Angeles, California 90064; telephone (310) 575-3900.


                                USE OF PROCEEDS

         The Company will use the net proceeds of any sale of Securities to (i) either repay loans owing to the Realty Partnership or the Operating Partnership, or (ii) make contributions to the Realty Partnership and the Operating Partnership in return for securities of the Realty Partnership and the Operating Partnership. The allocation of the net proceeds of any sale of Securities between the Realty Partnership and the Operating Partnership shall be set forth in the Prospectus Supplement relating to the sale of such Securities.

         Except as otherwise provided in the applicable Prospectus Supplement, the Company, the Realty Partnership and the Operating Partnership intend to use any such net proceeds for working capital and general business purposes, which may include the reduction of certain outstanding indebtedness, the financing of future acquisitions and the improvement of certain properties in their portfolio.

         Pending application of the net proceeds, the Realty Partnership and the Operating Partnership will invest such portion of the net proceeds in interest-bearing accounts and short-term, interest-bearing securities, which, in the case of the Realty Partnership, are consistent with the Trust's intention to qualify for taxation as a REIT. Such investments may include, for example, obligations of the Government National Mortgage Association, other governmental and government agency securities, certificates of deposit, interest-bearing bank deposits and mortgage loan participations.

                      RATIOS OF EARNINGS TO FIXED CHARGES

         The following table sets forth the Company's consolidated ratios of earnings to fixed charges for the periods shown:

       Nine Months                                        Year Ended December 31,
          Ended                   -----------------------------------------------------------------------
   September 30, 1995               1994            1993           1992           1991             1990
  ---------------------           --------        --------        --------       --------        --------
          2.06x                   .74x(1)         .54x(1)         (.39x)(1)        (.34x)(1)      (.68x)(1)


(1) Earnings were inadequate to cover fixed charges by $27,586,000 in 1990, $22,084,000 in 1991, $19,743,000 in 1992, $7,032,000 in 1993
         and $4,663,000 in 1994. These deficiencies occurred prior to the Reorganization in January 1995 and the public offering of Paired Common Shares in July 1995.

         The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings represent pretax income from continuing operations. Fixed charges consist of interest expense (including interest costs capitalized) and amortization of debt issuance costs. To date, the Company has not issued any preferred stock; therefore, the ratios of earnings to combined fixed charges and preferred stock dividends are the same as the ratios presented above.

                         DESCRIPTION OF DEBT SECURITIES

         The Debt Securities will be issued under one or more indentures (an "Indenture"), in each case among the Trust or the Corporation, as the case may be, the Corporation, as guarantor (if applicable), and a trustee (a "Trustee"). Any Indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made hereunder relating to any Indenture and the Debt Securities to be issued thereunder are summaries of the anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures and such Debt Securities.

GENERAL

         The Debt Securities will be direct, unsecured obligations of the Trust or the Corporation, as the case may be, and will either rank equally with all other unsecured and unsubordinated indebtedness of the issuing entity ("Senior Securities") or, if so provided in the applicable Prospectus Supplement, be subordinated in right of payment to the prior payment in full of the Senior Debt as defined below) of the issuing entity as described under "--Subordination" ("Subordinated Securities"). The Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the governing board of the Trust or the Corporation, respectively, or as established in one or more indentures supplemental to the applicable Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series.

         Debt securities issued by the Trust may be guaranteed by the Corporation; however, the Trust may not guarantee Debt Securities issued by the Corporation.

         It is anticipated that any Indenture will provide that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under an Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee, and, except as otherwise indicated herein, any action described herein to be taken by a Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

         Reference is made to the Prospectus Supplement relating to the series of Debt Securities being offered for the specific terms thereof, including:

         (1)     the title of such Debt Securities;

         (2) the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

         (3) whether such Debt Securities are Senior Securities or Subordinated Securities;

         (4) if such Debt Securities will be issued by the Trust, whether such Debt Securities will be guaranteed by the Corporation;

         (5) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities that is convertible into Paired Common Shares or Preferred Shares, or the method by which any such portion shall be determined;

         (6) if convertible, the terms on which such Debt Securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of the Paired Common Shares or Preferred Shares receivable on conversion;

         (7) the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

         (8) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

         (9) the date or dates, or the method for determining such date or dates, from which any interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which any such date shall be determined, the person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

         (10) the place or places where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, such Debt Securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon the Trust or the Corporation, as the case may be, in respect of such Debt Securities, any applicable Guarantees and the applicable Indenture may be served;

         (11) the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities may be redeemed, as a whole or in part, at the option of the Trust or the Corporation, as the case may be, if the issuer is to have such an option;

         (12) the obligation, if any, of the issuer to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

         (13) if other than United States dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

         (14) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

         (15) the events of default or covenants of such Debt Securities, to the extent different from or in addition to those described herein;

         (16) whether such Debt Securities will be issued in certificated and/or book-entry form;

         (17) whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

         (18) the applicability, if any, of the defeasance and covenant defeasance provisions described herein, or any modification thereof;

         (19) whether and under what circumstances the Trust or the Corporation, as the case may be, will pay additional amounts on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether such issuer will have the option to redeem such Debt Securities in lieu of making such payment; and

         (20)    any other terms of such Debt Securities.

           The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). If material or applicable, special United States federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

         Except as described under "Merger, Consolidation or Sale" or as may be set forth in any Prospectus Supplement, an Indenture will not contain any other provisions that would limit the ability of either the Trust or the Corporation to incur indebtedness or that would afford holders of the Debt Securities protection in the event of (i) a highly leveraged or similar transaction involving the Trust or the Corporation, the management of the Trust or the Corporation, or any affiliate of any such party, (ii) a change of control, or
(iii) a reorganization, restructuring, merger or similar transaction involving the Trust or the Corporation that may adversely affect the holders of the Debt Securities. Restrictions on ownership and transfers of the Paired Common Shares and Preferred Shares are designed to preserve the Trust's status as a REIT and, therefore, may act to prevent or hinder a change of control. See "Description of Paired Common Shares--Ownership Limits; Restrictions on Transfer; Repurchase and Redemption of Shares" and "Description of Preferred Shares--Ownership Limits; Restrictions on Transfer; Repurchase and Redemption of Shares." Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

GUARANTEES

         The Corporation may unconditionally and irrevocably guarantee, on a senior or subordinated basis, the due and punctual payment of principal of, premium, if any, and interest on Debt Securities issued by the Trust, and the due and punctual payment of any sinking fund payments thereon, when and as the same shall become due and payable, whether at a maturity date, by declaration of acceleration, call for redemption or otherwise. The applicability and terms of any such guarantee relating to a series of Debt Securities will be set forth in the Prospectus Supplement relating to such Debt Securities.

DENOMINATIONS, INTEREST, REGISTRATION AND TRANSFER

         Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series which are registered securities (other than registered securities issued in global form, which may be of any denomination), shall be issuable in denominations of $1,000 and any integral multiple thereof.

         Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and premium, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee, the address of which will be stated in the applicable Prospectus Supplement, provided that, at the option of the Trust or the Corporation, as the case may be, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds, provided that payment by wire transfer of immediately available funds will be required with respect to principal of (and premium, if any) and interest on all Global Securities.

         Any interest not punctually paid or duly provided for on any interest payment date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the holder on the relevant regular record date and may either be paid to the person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture.

         Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the Trustee referred to above. In addition, subject to certain limitations imposed upon Debt

Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the Trustee referred to above. Every Debt Security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Trustee, the Trust or the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Trustee) initially designated by the Trust or the Corporation, as the case may be, with respect to any series of Debt Securities, such entity may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Trust or the Corporation, as the case may be, will be required to maintain a transfer agent in each place of payment for such series. The Trust or the Corporation, as the case may be, may at any time designate additional transfer agents with respect to any series of Debt Securities.

         Neither the Trust, the Corporation nor the Trustee shall be required
(i) to issue, register the transfer of or exchange any Debt Security if such Debt Security may be among those selected for redemption during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of the Debt Securities to be redeemed and ending at the close of business on (A) if such Debt Securities are issuable only as registered securities, the day of the mailing of the relevant notice of redemption and (B) if such Debt Securities are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if such Debt Securities are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any registered security so selected for redemption in whole or in part, except, in the case of any registered security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to exchange any bearer security so selected for redemption except that such a bearer security may be exchanged for a registered security of that series and like tenor, provided that such registered security shall be simultaneously surrendered for redemption, or (iv) to issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid.

MERGER, CONSOLIDATION OR SALE

         Any of the Trust and the Corporation may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that (a) either the Trust or the Corporation, as the case may be, shall be the continuing entity, or the successor entity (if other than the Trust or the Corporation, as the case may be) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest on all the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture (b) immediately after giving effect to such transaction, no event of default under the indentures, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and (c) an officer's certificate and legal opinion covering such conditions shall be delivered to the Trustee.

      If this Prospectus is being delivered in connection with a series of Debt Securities that provides for the optional redemption, prepayment or conversion of such Debt Securities upon the occurrence of a change of control of the Company, the applicable Prospectus Supplement will disclose: (i) the effects that such provisions may have in deterring certain mergers, tender offers or other takeover attempts, as well as any possible adverse effect on the market price of the Company's securities or the ability to obtain additional financing in the future; (ii) that the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws in connection with such provisions and any related offers by the Company and, to the extent that convertible securities are the subject of a Prospectus Supplement, that the Company will comply with Rule 13e-4 under the Exchange Act; (iii) whether the occurrence of the specified events may give rise to cross-defaults on other indebtedness such that payment on such Debt Securities may be effectively subordinated; (iv) any limitations on the Company's financial or legal ability to repurchase such Debt Securities upon the triggering of an event risk provision requiring such a repurchase or offer to repurchase; (v) the impact, if any, under the governing instrument of the failure to repurchase, including whether such failure to make any required repurchases in the event of that change of control will create an event of default with respect to such Debt Securities or will become an event of default only after the continuation of such failure for a specified period of time after written notice is given to the Company by the trustee or to the Company and the trustee by the holders of a specified percentage in aggregate principal amount of such Debt Securities then outstanding; (vi) that there can be no assurance that sufficient funds will be available at the time of the triggering of an event risk provision to make any required repurchases; (vii) if such Debt Securities are to be subordinated to other obligations of the Company or its subsidiaries that would be accelerated upon the triggering of a change in control, fundamental change or poison put feature, the material effect thereof on the change in control, fundamental change or poison put option and such Debt Securities; (viii) the extent that there is a definition of "Change in Control" that includes the concept of "all or substantially all," a quantification of such term or, in the alternative, the established meaning of the phrase under the applicable governing law of the Indenture. If an established meaning for the phrase is not available, then the effects of such an uncertainty on the ability of a holder of such Debt Securities to determine when a "Change of Control" has occurred; and (ix) if applicable, whether the "Change of Control" provisions will be triggered if change in control of the Board of Directors occurs as a result of a proxy contest involving the solicitation of revocable proxies.


CERTAIN COVENANTS

         Existence. Except as permitted under "--Merger, Consolidation or Sale," each of the Trust and the Corporation will be required to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that each of the Trust and the Corporation shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business.

         Maintenance of Properties. Each of the Trust and the Corporation will be required to cause all of its material properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Trust or the Corporation, as the case may be, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that each of the Trust and the Corporation shall not be required to continue the operation or maintenance of any such property or prevented from disposing of such property if it determines that such discontinuance or disposal is desirable in the conduct of the business.

         Insurance. Each of the Trust and the Corporation will be required to, and will be required to cause each of its subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility.

         Payment of Taxes and Other Claims. Each of the Trust and the Corporation, as the case may be, will be required to pay or discharge or cause to be paid or discharged before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon its income, profits or property or that of any subsidiary, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a material lien upon the property of the Trust, the Corporation or any subsidiary; provided, however, that the Trust and the Corporation, as the case may be, shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

         Provision of Financial Information. Whether or not the Trust or the Corporation, as the case may be, is subject to Section 13 or 15(d) of the Exchange Act, the Trust or the Corporation, as the case may be, will, be required within 15 days of each of the respective dates by which the Company would have been required to file annual reports, quarterly reports and other documents with the Commission if the Company were so subject to (i) transmit by mail to all Holders of its Debt Securities, as their names and addresses appear in the security register for such Debt Securities, without cost to such Holders, copies of the annual reports and quarterly reports which the Trust or the Corporation, as the case may be, would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Trust or the Corporation, as the case may be, were subject to such Sections and (ii) file with any Trustee copies of the annual reports, quarterly reports and other documents which the Trust or the Corporation, as the case may be, would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Trust or the Corporation, as the case may be, were subject to such Sections and (iii) promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder.

         Additional Covenants. Any additional or different covenants of the Trust or the Corporation with respect to any series of Debt Securities will be set forth in the Prospectus Supplement relating thereto.

EVENTS OF DEFAULT, NOTICE AND WAIVER

         Each Indenture will provide that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (a) default for 30 days in the payment of any installment of interest on any Debt Security of such series; (b) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series at its maturity; (c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance, or breach, of any other covenant of the Trust or the Corporation contained in the applicable Indenture (other than a covenant added to such Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), such default having continued for 60 days after written notice as provided in such Indenture; (e) default in the payment of an aggregate principal amount exceeding a specified amount of any evidence of indebtedness of the Trust or the Corporation, as the case may be, or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Trust or the Corporation, as the case may be, or any Significant Subsidiary or any of their respective property; and (g) any other event of default provided with respect to a particular series of Debt Securities. The term "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Trust or the Corporation, as the case may be.

         If an Event of Default under any Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Trust or the Corporation, as the case may be (and to the applicable Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then outstanding under any Indenture, as the case may
be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the holders of not less than a majority in principal amount of outstanding Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) may rescind and annul such declaration and its consequences if (a) the Trust or the Corporation, as the case may be, shall have deposited with the applicable Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series (or of all Debt Securities then outstanding under any Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable Trustee and (b) all events of default, other than the non-payment of accelerated principal of (or specified portion thereof), with respect to Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in the Indenture. Any Indenture will also provide that the holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium, if any) or interest on any Debt Security or such series or (y) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected thereby.

         Each Trustee will be required to give notice to the holders of Debt Securities within 90 days of a default under the applicable Indenture unless such default has been cured or waived; provided, however, that such Trustee may withhold notice to the holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest an any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if specified responsible officers of such Trustee consider such withholding to be in the interest of such holders.

         Each Indenture will provide that no holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the applicable Indenture or for any remedy thereunder, except in the case of failure of the applicable Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due dates thereof.

         Subject to provisions in each Indenture relating to its duties in case of default, no Trustee will be under any obligation to exercise any of its rights or powers under an Indenture at the request or direction of any holders of any series of Debt Securities then outstanding under such Indenture, unless such holders shall have offered to the Trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under an Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or of exercising any trust or power conferred upon such Trustee. However, a Trustee may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve such Trustee in personal liability or which may be unduly prejudicial to the holders of Debt Securities of such series not joining therein.

         Within 120 days after the close of each fiscal year, the Trust or the Corporation, as the case may be, will be required to deliver to each Trustee a certificate, signed by one of several specified officers of the Company, stating whether or not such officer has knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof.

MODIFICATION OF THE INDENTURES

         Modifications and amendments of an Indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding Debt Securities or series of outstanding Debt Securities which are affected by such modification or amendment, provided, however, that no such modification or amendment may, without the consent of the holder of each such Debt Security affected thereby: (a) change the stated maturity of the principal of, or premium (if any) or any installment of interest on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such Debt Security; (c) change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the above-stated percentage of outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in such Indenture; (f) modify any of the provisions set forth in such Indenture relating to subordination; (g) change the redemption provisions set forth in such Indenture in a manner adverse to the holders of Debt Securities; or (h) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such Debt Security.

         The holders of not less than a majority in principal amount of a series of outstanding Debt Securities have the right to waive compliance by the Trust or the Corporation, as the case may be, with certain covenants relating to such series of Debt Securities in the Indenture.

         Modifications and amendments of an Indenture will be permitted to be made by the Trust or the Corporation, as the case may be, and the respective Trustee thereunder without the consent of any holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another person to the Trust, or the Corporation, as the case may be, as obligor under such Indenture; (ii) to add to the covenants of the Trust or the Corporation, as the case may be, for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Trust or the Corporation, as the case may be, in such Indenture; (iii) to add events of default for the benefit of the holders of all or any series of Securities; (iv) to add or change any provisions of an Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect; (v) to change or eliminate any provisions of an Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into Paired Common Shares or Preferred Shares of the Company; (viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in an Indenture, provided that such action shall not adversely affect the interests of holders of Debt Securities of any series in any material respect; or (x) to supplement any of the provisions of an Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities or of any applicable guarantees, provided that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect.

         Each Indenture will provide that in determining whether the holders of the requisite principal amount of outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (ii) the principal amount of a Debt Security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the United States dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above), (iii) the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security pursuant to such indenture, and (iv) Debt Securities owned by the Trust, the Corporation or any other obligor upon the Debt Securities or any affiliate of the Trust, the Corporation or of such other obligor shall be disregarded.

         Each Indenture will contain provisions for convening meetings of the holders of Debt Securities of a series. A meeting will be permitted to be called at any time by the Trustee, and also, upon request, by the Trust, the Corporation, or other obligor of such Debt Securities or the holders of at least 10% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given as provided in such Indenture. Except for any consent that must be given by the holder of each Debt Security affected by certain modifications and amendments of an Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with an Indenture will be binding on all holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding Debt Securities of such series, will constitute a quorum.

         Notwithstanding the foregoing provisions, any Indenture will provide that if any action is to be taken at a meeting of holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding Debt Securities affected thereby, or of the holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such Indenture.

SUBORDINATION

         Upon any distribution to creditors of the Trust or the Corporation, as the case may be, in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any Subordinated Securities will be subordinated to the extent provided in the applicable Indenture in right of payment to the prior payment in full of all Senior Debt (as defined below), but the obligation of the Trust or the Corporation, as the case may be, to make payment of the principal and interest on such Subordinated Securities will not otherwise be affected. No payment of principal or interest will be permitted to be made on Subordinated Securities at any time if a default on Senior Debt exists that permits the holders of such Senior Debt to accelerate its maturity and the default is the subject of judicial proceedings or the Trust or the Corporation, as the case may be, receives notice of the default. By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Trust or the Corporation, as the case may be, may recover more, ratably, than holders of Subordinated Securities.

         Unless otherwise specified in the applicable Prospectus Supplement, Senior Debt will be defined in the applicable Indenture as the principal of and interest on, or substantially similar payments to be made by the Trust or the Corporation, as the case may be, in respect of, the following, whether outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed: (a) indebtedness of the Trust or the Corporation, as the case may be, for money borrowed or represented by purchase-money obligations, (b) indebtedness of the Trust or the Corporation, as the case may be, evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other agreement, (c) obligations of the Trust or the Corporation, as the case may be, as lessee under leases of property either made as part of any sale and leaseback transaction to which the Trust or the Corporation, as the case may be, is a party or otherwise, (d) indebtedness of partnerships and joint ventures which is included in the consolidated financial statements of the Company, (e) indebtedness, obligations and liabilities of others in respect of which the Trust or the Corporation, as the case may be, is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which the Trust or the Corporation, as the case may be, has agreed to purchase or otherwise acquire, and (f) any binding commitment of the Trust or the Corporation, as the case may be, to fund any real estate investment or to fund any investment in any entity making such real estate investment, in each case other than (1) any such indebtedness, obligation or liability referred to in clauses (a) through (f) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated Securities or ranks pari passu with the Subordinated Securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of the Trust or the Corporation, as the case may be, to substantially the same extent as or to a greater extent than the Subordinated Securities are subordinated, and (3) the Subordinated Securities. There will not be any restrictions in an Indenture relating to Subordinated Securities upon the creation of additional Senior Debt.

         If this Prospectus is being delivered in connection with a series of Subordinated Securities, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Debt outstanding as of the end of the most recent fiscal quarter of the Trust or Corporation, as the case may be.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

         The Trust or the Corporation, as the case may be, may be permitted under the applicable Indenture to discharge certain obligations to holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

         An Indenture may provide that, if certain provisions thereof are made applicable to the Debt Securities of or within any series pursuant to such Indenture, each of the Trust or the Corporation, as the case may be, may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") or (b) to be released from its obligations with respect to such Debt Securities under certain sections, of such Indenture (including the restrictions described under "Certain Covenants") and, if provided pursuant to such Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an event of default with respect to such Debt Securities "covenant defeasance"), in either case upon the irrevocable deposit by the Trust or the Corporation, as the case may be, with the Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, an the scheduled due dates therefor.

         Such a trust will only be permitted to be established if, among other things, the Trust or the Corporation, as the case may be, has delivered to the Trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service (the "IRS") or a change in applicable United States federal income tax law occurring after the date of the applicable Indenture.

         "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

         Unless otherwise provided in the applicable Prospectus Supplement, if after the Trust or the Corporation, as the case may be, has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (a) the holder of a Debt Security of such series is entitled to, and does elect pursuant to the applicable Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or (b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such Conversion Event based on the applicable market exchange rate. "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institution of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

         In the event the Trust or the Corporation, as the case may be, effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (d) under "Events of Default, Notice and Waiver" with respect to specified sections of the Indenture (which sections would no longer be applicable to such Debt Securities) or described in clause (g) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there had been covenant defeasance, the amount in such currency, currency unit or composite currency in which Such Debt Securities are payable, and Government Obligations on deposit with the applicable Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Trust or the Corporation, as the case may be, would remain liable to make payment of such amounts due at the time of acceleration.

         The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

CONVERSION RIGHTS

         The terms and conditions, if any, upon which any series of Debt Securities is convertible into Paired Common Shares or Preferred Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into Paired Common Shares or Preferred Shares, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Trust or the Corporation, as the case may be, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Debt Securities and any restrictions on conversion, including restrictions directed at maintaining the Trust's REIT status.

GLOBAL SECURITIES

         The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary ("the "Depositary") identified in the applicable Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

         The Declaration of Trust authorizes the Trust to issue 135 million shares of beneficial interests in the Trust, including (i) 100 million Trust Shares, with a par value of $0.01 per share, (ii) 20 million excess trust shares, with a par value of $0.01 per share ("Excess Common Trust Shares") and
(iii) 5 million excess Preferred Shares, with a par value of $0.01 per share ("Excess Preferred Trust Shares" and, together with the Excess Common Trust Shares, the "Excess Trust Shares"). The Declaration of Trust grants the Board of Trustees the power to create and authorize the issuance of up to 110 million shares (less any Trust Shares) of preferred shares ("Trust Preferred Shares") in one or more classes or series, having such voting rights, such rights to dividends and distribution and rights in liquidation, such conversion, exchange and redemption rights and such designations, preferences and participations and other limitations and restrictions as are not prohibited by the Declaration of Trust or applicable law and as are specified by the Board of Trustees in its discretion. As of September 30, 1995, the Board of Trustees had not created or authorized any class or series of Trust Preferred Shares and no Excess Trust Shares were outstanding.

         The Articles of Incorporation authorize the Corporation to issue 135 million shares, consisting of (i) 10 million shares of preferred stock, with a par value of $0.01 per share ("Corporation Preferred Shares"), (ii) 100 million Corporation Shares, (iii) 20 million shares of excess common stock, with a par value of $0.01 per share ("Excess Corporation Common Stock"), and (iv) 5 million shares of excess preferred stock, with a par value of $0.01 per share ("Excess Corporation Preferred Stock" and, together with the Excess Corporation Common Stock, the "Excess Corporation Stock"). The Corporation Preferred Shares are issuable in classes or series with such rights, preferences, privileges and restrictions as the Board of Directors may determine, including voting rights, redemption provisions, dividend rates, liquidation preferences and conversion rights. As of September 30, 1995, no such class or series of Corporation Preferred Shares had been established and no Excess Corporation Stock was outstanding.

         As of September 30, 1995 there were 13,809,658 Paired Common Shares outstanding. Each outstanding Paired Common Share entitles the holder to one vote on all matters presented to shareholders for a vote. The Trust and the Corporation have reserved for issuance 5,943,578 Paired Common Shares upon exchange of units of partnership interest ("Units") of the Realty Partnership and the Operating Partnership currently held by Starwood Capital.

PREEMPTIVE RIGHTS

         Holders of Trust Shares and Corporation Shares do not have preemptive rights with respect to the issuance of additional shares. Accordingly, any issuance of authorized but unissued shares could have the effect of diluting the earnings per share and book value per share of currently outstanding shares.

                        DESCRIPTION OF PREFERRED SHARES

         The following description of the Preferred Shares sets forth certain general terms and provisions of the Preferred Shares to which any Prospectus Supplement may relate. The statements below describing the Preferred Shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the

Declaration of Trust and the Articles of Incorporation and any applicable amendment to the Declaration of Trust or the Articles of Incorporation designating terms of a series of Preferred Shares (a "Designating Amendment").

         The Trust may authorize and issue Trust Preferred Shares without the issuance by the Corporation of corresponding shares, and the Corporation may authorize and issue Corporation Preferred Shares without the issuance by the Trust of corresponding shares. Furthermore, the Pairing Agreement does not limit the power of the Boards of the Trust and the Corporation to independently determine the rights, preferences and restrictions of such shares. However, if either the Trust or the Corporation were to issue Preferred Shares for which the other entity did not issue corresponding (i.e., paired) shares in such an amount that greater than 50% of such entity's beneficial equity interests were represented by such unpaired Preferred Shares, then the Trust and the Corporation could lose their status as "grandfathered" from the application of
Section 269B of the Internal Revenue Code of 1986 as amended (the "Code") and jeopardize the Trust's ability to qualify as a REIT. Neither the Trust nor the Corporation intends to issue unpaired Preferred Shares in excess of such limitation.

TERMS

         Subject to the limitations prescribed by the Declaration of Trust and the Articles of Incorporation, respectively, each of the Board of Trustees and the Board of Directors is authorized to fix the number of shares constituting each series of Preferred Shares and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Trustees and the Board of Directors. The Preferred Shares will, when issued, be fully paid and nonassessable by the Trust or the Corporation, as the case may be, (except as described under "--Shareholder Liability" below) and will have no preemptive rights.

         Reference is made to the Prospectus Supplement relating to the Preferred Shares offered thereby for specific terms, including:

         (1) The title and stated value of such Preferred Shares and whether such Preferred Shares are paired;

         (2) The number of shares of such Preferred Shares offered, the liquidation preference per share and the offering price of such Preferred Shares;

         (3) The dividend rate(s), periodic and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Shares;

         (4) The date from which dividends on such Preferred Shares shall accumulate, if applicable;

         (5) The procedures for any auction and remarketing, if any, for such Preferred Shares;

         (6)     The provision for a sinking fund, if any, for such Preferred
                 Shares;

         (7) The provision for redemption, if applicable, of such Preferred Shares;

         (8) Any listing of such Preferred Shares on any securities exchange.

         (9) The terms and conditions, if applicable, upon which such Preferred Shares will be convertible into Paired Common Shares, including the conversion price (or manner of calculation thereof);

         (10) Whether interests in such Preferred Shares will be represented by Depositary Shares;

         (11) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Shares;

         (12) A discussion of federal income tax considerations applicable to such Preferred Shares;

         (13) The relative ranking and preferences of such Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Trust or the Corporation, respectively;

         (14) Any limitations on issuance of any series of Preferred Shares ranking senior to or on a parity with such series of Preferred Shares as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Trust or the Corporation, respectively; and

         (15) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Trust as a REIT.

RANK

         Unless otherwise specified in the Prospectus Supplement, the Preferred Shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Trust or the Corporation, respectively, rank
(i) senior to all classes or series of Paired Common Shares, and to all equity securities ranking junior to such Preferred Shares; (ii) on a parity with all equity securities issued by the Trust or the Corporation, respectively, the terms of which specifically provide that such equity securities rank on a parity with the Preferred Shares; and (iii) junior to all equity securities issued by the Trust or the Corporation, respectively, the terms of which specifically provide that such equity securities rank senior to the Preferred Shares. The term "equity securities" does not include convertible debt securities.

DIVIDENDS

         Holders of the Preferred Shares of each series will be entitled to receive, when, as and if declared by the Board of Trustees or the Board of Directors, as the case may be, out of the respective assets of the Trust and the Corporation legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record us they appear on the share transfer books of the Trust or the Corporation, as the case may be, on such record dates as shall be fixed by the Board of Trustees or the Board of Directors.

         Dividends on any series of the Preferred Shares may be cumulative or noncumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement, if the Board of Trustees or the Board of Directors fails to declare a dividend payable on a dividend payment date on any series of the Preferred Shares for which dividends are non-cumulative, then the holders of such series of the Preferred Shares will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Trust or the Corporation, as the case may be, will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

         If Preferred Shares of any series are outstanding, no dividends will be declared or paid or set apart for payment on any capital stock of the Trust or the Corporation, as the case may be, of any other series ranking, as to dividends, on a parity with or junior to the Preferred Shares of such series for any period unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series for all past dividend periods and the then current dividend period or (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Shares of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Preferred Shares of any series and the shares of any other series of Preferred Shares ranking on a parity as to dividends with the Preferred Shares of such series, all dividends declared upon Preferred Shares of such series and any other series of Preferred Shares ranking on a parity as to dividends with such Preferred Shares shall be declared pro rata so that the amount of dividends declared per share of Preferred Shares of such series and such other series of Preferred Shares shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Shares of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares does not have a cumulative dividend) and such other series of Preferred Shares bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Shares of such series which may be in arrears.

         Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends (other than in shares of Paired Common Shares or other capital shares ranking junior to the Preferred Shares of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the Paired Common Shares, or any other capital shares of the Trust or the Corporation, as the case may be, ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation, nor shall any shares of Paired Common Shares, or any other capital shares of the Trust or the Corporation, as the case may be, ranking junior to or on a parity with the Preferred Shares of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust or the Corporation, as the case may be, except by conversion into or exchange for other capital shares of the Trust or the Corporation, as the case may be, ranking junior to the Preferred Shares of such series as to dividends and upon liquidation).

REDEMPTION

         If so provided in the applicable Prospectus Supplement, the Preferred Shares will be subject to mandatory redemption or redemption at the option of the Trust or the Corporation, as the case may be, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

         The Prospectus Supplement relating to a series of Preferred Shares that is subject to mandatory redemption will specify the number of shares of such Preferred Shares that shall be redeemed by the Trust or the Corporation, as the case may be, in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Shares do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Shares of any series is payable only from the net proceeds of the issuance of capital shares of the Trust or the Corporation, as the case may be, the terms of such Preferred Shares may provide that, if no such capital shares shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Shares shall automatically and mandatorily be converted into the applicable capital shares of the Trust or the Corporation, as the case may be, pursuant to conversion provisions specified in the applicable Prospectus Supplement.

         Notwithstanding the foregoing, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all shares of any series of Preferred Shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends of the Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of any series of Preferred Shares shall be redeemed unless all outstanding Preferred Shares of such series is simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series to preserve the REIT status of the Trust or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series. In addition, unless (i) if such series of Preferred Shares has a cumulative dividend, full cumulative dividends on all outstanding shares of any series of Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividends periods and the then current dividend period, and (ii) if such series of Preferred Shares does not have a cumulative dividend, full dividends on the Preferred Shares of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, the Trust or the Corporation, as the case may be, shall not purchase or otherwise acquire directly or indirectly any shares of Preferred Shares of such series (except by conversion into or exchange for capital shares of the Trust or the Corporation, as the case may be, ranking junior to the Preferred Shares of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Shares of such series to preserve the REIT status of the Trust or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares of such series.

         If fewer than all of the outstanding shares of Preferred Shares of any series are to be redeemed, the number of shares to be redeemed will be determined by the Trust or the Corporation, as the case may be, and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Trust or the Corporation, as the case may be.

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Shares of any series to be redeemed at the address shown on the share transfer books of the Trust or the Corporation, as the case may be. Each notice shall state:
(i) the redemption date, (ii) the number of shares and series of the Preferred Shares to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate, if fewer than all the shares of Preferred Shares of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Preferred Shares to be redeemed from each such holder. If notice of redemption of any Preferred Shares has been given and if the funds necessary for such redemption have been set aside by the Trust or the Corporation, as the case may be, in trust for the benefit of the holders of any Preferred Shares so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

LIQUIDATION PREFERENCE

         Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust or the Corporation, as the case may be, then, before any distribution or payment shall be made to the holders of any Paired Common Shares or any other class or series of capital shares of the Trust or the Corporation, as the case may be, ranking junior to the Preferred Shares in the distribution of assets upon any liquidation, dissolution or winding up of the Trust or the Corporation, as the case may be, the holders of each series of Preferred Shares shall be entitled to receive out of assets of the Trust or the Corporation, as the case may be, legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Shares do not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Shares will have no right or claim to any of the remaining assets of the Trust or the Corporation, as the case may be. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Trust or the Corporation, as the case may be, are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Shares and the corresponding amounts payable on all shares of other classes or series of capital shares of the Trust or the Corporation, as the case may be, ranking on a parity with the Preferred Shares in the distribution of assets, then the holders of the Preferred Shares and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

         If liquidating distributions shall have been made in full to all holders of Preferred Shares, the remaining assets of the Trust or the Corporation, as the case may be, shall be distributed among the holders of any other classes or series of capital shares ranking junior to the Preferred Shares upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Trust or the Corporation, as the case may be, with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Trust or the Corporation, as the case may be, shall not be deemed to constitute a liquidation, dissolution or winding up of the Trust or the Corporation, as the case may be.

VOTING RIGHTS

         Holders of the Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

         Whenever dividends on any shares of Preferred Shares shall be in arrears for six or more consecutive quarterly periods, the holders of such shares of Preferred Shares (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional trustees or directors of the Trust or the Corporation, as the case may be, at a special meeting called by the holders of record of at least ten percent (10%) of any series of Preferred Shares so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders) or at the next annual meeting of stockholders. Directors so elected shall serve until the next annual meeting or until their respective successors are elected and qualify, or if sooner until all dividends in arrears have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire board of the Trust or the Corporation, as the case may be, will be increased by two trustees or directors.

         Unless provided otherwise for any series of Preferred Shares, so long as any shares of Preferred Shares remain outstanding, the Trust or the Corporation, as the case may be, will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of each series of Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of any class or series of capital stock ranking prior to such series of Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the Trust or the Corporation, as the case may be, into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Declaration of Trust or the Articles of Incorporation or the Designating Amendment for such series of Preferred Shares, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Shares or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Trust or the Corporation, as the case may be, may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Preferred Shares and provided further that (x) any increase in the amount of the authorized Preferred Shares or the creation or issuance of any other series of Preferred Shares, or (y) any increase in the amount of authorized shares of such series or any other series of Preferred Shares, in each case ranking on a parity with or junior to the Preferred Shares of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

         The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Shares shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

CONVERSION RIGHTS

         The terms and conditions, if any, upon which any series of Preferred Shares is convertible into Paired Common Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of Paired Common Shares into which the shares of Preferred Shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Trust or the Corporation, as the case may be, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Preferred Shares and any restrictions on conversion, including restrictions directed at maintaining the Trust's REIT status.

OWNERSHIP LIMITS; RESTRICTIONS ON TRANSFER; REPURCHASE AND REDEMPTION OF SHARES

         As discussed below under "Description of Paired Common Shares--Ownership Limits; Restrictions on Transfer; Repurchase and Redemption of Shares," for the Trust to qualify as a REIT under the Code, the Trust must meet several requirements concerning the ownership of its shares. To assist the Trust in meeting this requirement, the Trust may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of the Trust's outstanding equity securities, including any Preferred Shares of the Trust. Therefore, the Designating Amendment for each series of Preferred Shares may contain provisions restricting the ownership and transfer of the Preferred Shares. The applicable Prospectus Supplement will specify any additional ownership limitation relating to a series of Preferred Shares.

REGISTRAR AND TRANSFER AGENT

         The Registrar and Transfer Agent for the Preferred Shares will be set forth in the applicable Prospectus Supplement.

                      DESCRIPTION OF PAIRED COMMON SHARES

GENERAL

         All Paired Common Shares offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of shares of beneficial interest and to the provisions of the Declaration of Trust regarding Excess Trust Shares and the Articles of Incorporation regarding Excess Corporation

Stock, holders of Paired Common Shares will be entitled to receive dividends if, as and when authorized and declared by the Board of Trustees or the Board of Directors, as the case may be, out of assets legally available therefor and to share ratably in the assets of the Trust or the Corporation legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Trust or the Corporation.

         The Paired Common Shares currently outstanding are listed for trading on the New York Stock Exchange (the "NYSE"). The Trust and the Corporation will apply to the NYSE to list the additional Paired Common Shares to be sold pursuant to any Prospectus Supplement, and the Trust and the Corporation anticipate that such shares will be so listed.

         Subject to the provisions of the Declaration of Trust regarding Excess Trust Shares and the Articles of Incorporation regarding Excess Corporation Stock, each outstanding Paired Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees or directors, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of beneficial interest, the holders of such Paired Common Shares will possess the exclusive voting power. There is no cumulative voting in the election of trustees or directors, which means that the holders of a majority of the outstanding Paired Common Shares can elect all of the trustees or directors then standing before election and the holders of the remaining shares of beneficial interest, if any, will not be able to elect any trustees or directors.

         Holders of Paired Common Shares have no conversion, sinking fund, redemption or preemptive rights to subscribe for any securities of the Trust of the Corporation, as the case may be.

         Subject to the provisions of the Declaration of Trust regarding Excess Shares and the Articles of Incorporation regarding Excess Corporation Stock, Paired Common Shares will have equal dividend, distribution, liquidation and other rights, and will have no preference, exchange, or except as expressly required by the Maryland statute governing real estate investment trusts formed under Maryland law (the "Maryland REIT Law") and the Maryland General Corporation Law, as amended (the "MGCL"), appraisal rights.

THE PAIRING AGREEMENT

         The Trust and the Corporation have entered into an agreement dated June 25, 1980, as amended (the "Pairing Agreement") pursuant to which all outstanding Trust Shares and Corporation Shares are "paired" on a one-for-one basis. The following is a summary of certain provisions of the Pairing Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the text of the Pairing Agreement, a copy of which is incorporated by reference as an exhibit to the Registration Statement.

         Transfer of Paired Common Shares. Under the Pairing Agreement, Trust Shares are transferable only together with an equal number of Corporation Shares, and Corporation Shares are transferable only together with an equal number of Trust Shares. Certificates evidencing Trust Shares and Corporation Shares are required by the Pairing Agreement to include a reference to this transfer restriction. The Declaration of Trust and the Articles of Incorporation contain similar restrictions on the transfer of Trust Shares and Corporation Shares, as well as other restrictions on the transfer and ownership of Trust Shares and Corporation Shares. The Pairing Agreement also provides that any Excess Trust Shares and any Excess Corporation Stock which may be issued will be paired in the same manner as the Trust Shares and Corporation Shares are paired.

         Issuance of Shares. Under the Pairing Agreement, the Trust may not issue Trust Shares and the Corporation may not issue Corporation Shares unless provision is made for the acquisition by the same person of the same number of shares of the other entity. The Trust and the Corporation must agree on the manner and basis of allocating the consideration to be received upon such issuance, or on the payment by one entity to the other of cash or other consideration in lieu of a portion of the consideration to be received upon issuance of such Paired Common Shares.

         Share Dividends, Reclassifications and other Similar Events. Neither the Trust nor the Corporation may declare or pay any dividend or other distribution payable in Trust Shares or Corporation Shares, issue any rights or warrants to purchase Trust Shares or Corporation Shares, or subdivide, combine or otherwise reclassify such shares, unless the other entity concurrently takes the same action.

         Amendment and Termination. The Pairing Agreement may be amended by the Board of Trustees and the Board of Directors, provided that an amendment permitting the separate issuance and transfer of Trust Shares and Corporation Shares must be approved by a majority of each of the outstanding Trust Shares and the outstanding Corporation Shares. The Pairing Agreement may be terminated only with the affirmative vote of the holders of a majority of each of the outstanding Trust Shares and the outstanding Corporation Shares. Upon such termination, the Trust Shares and the Corporation Shares could be delisted by the NYSE if the Trust and the Corporation, respectively, did not as separate entities then meet the listing requirements of such Exchange.

         Preferred Shares. The Trust may authorize and issue other classes or series of shares of beneficial interest in addition to the Trust Shares without the issuance by the Corporation of corresponding shares, and the Corporation may authorize and issue shares of Corporation Preferred Stock without the issuance by the Trust of corresponding shares. Furthermore, the Pairing Agreement does not limit the power of the Boards of the Trust and the Corporation to independently determine the rights, preferences and restrictions of such shares.

MARYLAND TAKEOVER LEGISLATION

         Under the MGCL, certain "business combinations" (including mergers, consolidations, share exchanges, or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland corporation or a Maryland real estate investment trust and any person who beneficially owns 10% or more of the voting power of the corporation's or trust's shares or an affiliate of the corporation or trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting shares of the corporation or trust (an "Interested Stockholder") or an affiliate thereof, are prohibited or restricted unless exempted. The Company has exempted all "business combinations" involving any party from the business combination provisions of the MGCL.

         Under Maryland law, under certain circumstances "control shares" of a Maryland corporation or a Maryland real estate investment trust acquired in a "control share acquisition" may have no voting rights. The Company has exempted all control share acquisitions involving any person from the MGCL.

OWNERSHIP LIMITS; RESTRICTIONS ON TRANSFER; REPURCHASE AND REDEMPTION OF SHARES

         The Declaration of Trust and the Articles of Incorporation provide that, subject to certain exceptions specified in the Declaration of Trust and the Articles of Incorporation, no shareholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 8.0% of the capital stock, whether measured by vote, value or number of Paired Common Shares (other than for shareholders who owned in excess of 8.0% as of the date the Reorganization closed, who may not so own or be deemed to own more than the lesser of 9.9% or the number of Paired Common Shares they held on such date) of the outstanding Paired Common Shares or Preferred Shares which may be issued, or any combination thereof. The Board of Trustees and the Board of Directors may waive the Ownership Limitation if evidence satisfactory to the Board of Trustees and the Board of Directors and the tax counsel to the Trust and the Corporation is presented that such ownership will not jeopardize the Trust's status as a REIT. As a condition of such waiver, each of the Board of Trustees and the Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of the Trust. If shares which would cause the Trust to be beneficially owned by fewer than 100 persons are issued or transferred to any person, such issuance or transfer shall be null and void and the intended transferee will acquire no rights to the stock. Any acquisition of capital stock of the Trust or the Corporation and continued holding or ownership of capital stock of the Trust or the Corporation constitutes, under the Declaration of Trust and the Articles of Incorporation, a continuous representation of compliance with the Ownership Limitation.

         In the event of a purported transfer or other event that would, if effective, result in the ownership of Paired Common Shares or Preferred Shares in violation of the Ownership Limitation, such transfer with respect to that number of shares that would be owned by the transferee in excess of the Ownership Limitation would be deemed void ab initio and such Paired Common Shares or Preferred Shares would automatically be exchanged for Excess Shares or Excess Preferred Stock, respectively (collectively, "Excess Stock"), authorized by the Declaration of Trust and the Articles of Incorporation, according to rules set forth in the Declaration of Trust and the Articles of Incorporation, to the extent necessary to ensure that the purported transfer or other event does not result in ownership of Paired Common Shares or Preferred Shares or Excess Stock in violation of the Ownership Limitation. Any purported transferee or other purported holder of Excess Stock is required to give written notice to the Trust and the Corporation of a purported transfer or other event that would result in the issuance of Excess Stock.

         Any Excess Trust Shares and Excess Corporation Stock which may be issued will be "paired" in the same manner that the Trust Shares and the Corporation Shares are currently paired. Excess Stock is not Treasury stock but rather continues as issued and outstanding capital stock of the Trust and the Corporation. While outstanding, Excess Stock will be held in trust. The trustees of such trusts shall be appointed by the Trust and the Corporation and shall be independent of the Trust, the Corporation and the holder of Excess Stock. The beneficiary of such trust shall be one or more charitable organizations selected by the trustee. If, after the purported transfer or other event resulting in an exchange of Paired Common Shares or Preferred Shares for Excess Stock and prior to the discovery by the Trust and the Corporation of such exchange, dividends or distributions are paid with respect to the Paired Common Shares or Preferred Shares that were exchanged for Excess Stock, then such dividends or distributions are to be repaid to the trustee upon demand for payment to the charitable beneficiary. While Excess Stock is held in trust, an interest in that trust may be transferred by the trustee only to a person whose ownership of Paired Common Shares or Preferred Shares will not violate the Ownership Limitation, at which time the Excess Stock will be automatically exchanged for the same number of Paired Common Shares or Preferred Shares of the same type and class as the Paired Common Shares or Preferred Shares for which the Excess Stock was originally exchanged. The Declaration of Trust and the Articles of Incorporation contain provisions that are designed to ensure that the purported transferee or other purported holder of the Excess Stock may not receive in return for such a transfer an amount that reflects any appreciation in the Paired Common Shares or Preferred Shares for which such Excess Stock was exchanged during the period that such Excess Stock was outstanding. Any amount received by a purported transferee or other purported holder in excess of the amount permitted to be received must be turned over to the charitable beneficiary of the trust. If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any Excess Stock may be deemed, at the option of the Trust and the Corporation, to have acted as an agent on behalf of the Trust and the Corporation in acquiring or holding such Excess Stock and to hold such Excess Stock on behalf of the Trust and the Corporation.

         The Declaration of Trust and the Articles of Incorporation further provide that the Trust and the Corporation may purchase, for a period of 90 days during the time the Excess Stock is held in trust, all or any portion of the Excess Stock from the original transferee-shareholder at the lesser of the price paid for the Paired Common Shares or Preferred Shares by the purported transferee (or if no notice of such purchase price is given, at a price to be determined by the Board of Trustees and the Board of Directors, in their sole discretion, but no lower than the lowest market price of such stock (based on the market price of the Paired Common Shares or Preferred Shares) at any time during the period in which the Excess Stock is held in trust) and the closing market price for the Paired Common Shares or Preferred Shares on the date the Trust and the Corporation exercise their option to purchase. The 90-day period begins on the date of the violative transfer if the original transferee-shareholder gives notice to the Trust and the Corporation of the transfer or (if no notice is given) the date the Board of Trustees and the Board of Directors determine that a violative transfer has been made.

         The Ownership Limitation will not be removed automatically even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. Except as otherwise described above, any change in the Ownership Limitation would require an amendment to the Declaration of Trust and the Articles of Incorporation. Amendments to the Declaration of Trust and to the Articles of Incorporation generally require the affirmative vote of holders owning a majority of the outstanding Trust Shares and Corporation Shares respectively, except that changes to the Ownership Limitation require two-thirds approval. In addition to preserving the Trust's status as a REIT, the Ownership Limitation may have the effect of precluding an acquisition of control of the Trust and the Corporation without the approval of the Board of Trustees and the Board of Directors.

         All persons who own, directly or by virtue of the attribution provisions of the Code, 5% or more (or such other percentage as may be required by the Code or regulations promulgated thereunder) of the outstanding Paired Common Shares, Preferred Shares or Excess Stock must file an affidavit with the Trust and the Corporation containing the information specified in the Declaration of Trust and the Articles of Incorporation before January 30 of each year. In addition, each shareholder shall upon demand be required to disclose to the Trust and the Corporation in writing such information with respect to the direct, indirect and constructive ownership of shares as the Board of Trustees or the Board of Directors deems necessary to comply with the provisions of the Declaration of Trust and the Articles of Incorporation or the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

CONVERTIBLE NOTES

         In order to facilitate an underwritten offering by the Company of Paired Common Shares or any other equity securities of the Trust or the Corporation, underwriters may purchase a series of Starwood Lodging Convertible Notes (the "Notes"). The Notes will be automatically converted into Paired Common Shares or other equity securities (at a conversion price equal to the public offering price of the Paired Common Shares or such other securities, as the case may be) upon certification to the Trustee (defined below) of the transfer of beneficial ownership of the Notes to any person or entity which is not an underwriter or a selected dealer in the offering or an affiliate of any of either. The automatic conversion will take place without physical delivery of the Notes to any transferee of an underwriter, selected dealer or affiliate: such transferee will receive only a certificate for the Paired Common Shares issued upon such conversion. The structure of such an offering is designed to avoid the possibility that the underwriters, selected dealers and the affiliates of either, or any of them, acquire 8.0% or more of the Paired Common Shares in violation of the Ownership Limitation. See "Description of Paired Common Shares -- Ownership Limits; Restrictions on Transfer; Repurchase and Redemption of Shares."

         Because the Notes automatically will be converted into Paired Common Shares upon sale to the public, no market for the Notes is expected to develop. The following description of the Notes is provided in the event that any Notes are acquired and held by any underwriter, selected dealer or affiliate of any of either, in whose hands the Notes do not automatically convert into Paired Common Shares.

         The Notes are to be issued under an indenture (the "Note Indenture") to be dated as of the date of such underwritten offering between the Company and the trustee (the "Note Trustee"). The following statements relating to the Notes and the Note Indenture are summaries, do not purport to be complete and are qualified in their entirety by reference to the Notes and the Note Indenture.

         The Notes will not bear interest. The Notes will be issued in registered form in denominations of the same dollar amount as a multiple of the public offering price of the Paired Common Shares and will be unsecured, several obligations of the Trust and the Corporation maturing on the date six months after the date of the Note Indenture. At the option of the Company, the maturity date of the Notes may be extended at any time or from time to time, by written notice to the Note Trustee prior to the maturity date, including any extension thereof, to a date not later than the second anniversary of the initial maturity date.

         There are no redemption or sinking fund provisions applicable to the Notes and the Notes are not subject to redemption prior to maturity by the Trust and the Corporation or either of them.

         The following are Events of Default under the Note Indenture: failure of the Trust or the Corporation to pay principal owing by it in respect of any Note when due; failure of the Trust or the Corporation to comply with any of its other agreements in the Notes or the Note Indenture, continued for 90 days after notice is given as provided in the Note Indenture; and certain events of bankruptcy, insolvency or reorganization. If an Event of Default occurs and is continuing, either the Note Trustee or the holders of at least 25% in aggregate principal amount of the Notes outstanding may declare the entire principal amount of the Notes to be due and payable immediately.

         The Note Indenture provides that, subject to the duty of the Note Trustee during default to act with the required standard of care, the Note Trustee will be under no obligation to exercise any of its rights or powers under the Note Indenture unless it shall have received reasonable security and indemnity from the holders of the Notes against any costs, expenses or liabilities. Subject to such provisions for the indemnification of the Note Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Note Trustee or exercising any trust or power conferred on the Note Trustee.

         The Note Indenture does not require the Company to furnish to the Note Trustee any periodic evidence as to the absence of any default under the Note Indenture or the compliance by the Company with the terms of the Note Indenture.

         The Note Indenture or the Notes may be amended or supplemented without the consent of the noteholders in certain circumstances and with the consent of holders of at least a majority of the principal amount of the Notes at the time outstanding, subject to certain exceptions. Any past default, or compliance with any provision may be waived with the consent of the holders of a majority of the principal amount of the Notes at the time outstanding.

REGISTRAR AND TRANSFER AGENT

         The Registrar and Transfer Agent for the Paired Common Shares is First Interstate Bank, Ltd., Los Angeles, California.

                            DESCRIPTION OF WARRANTS

         The Company may issue Warrants for the purchase of Debt Securities, Preferred Shares or Paired Common Shares. Warrants may be issued independently or together with Debt Securities, Preferred Stock or Paired Common Shares offered by any Prospectus Supplement and may be attached to or separate from such Securities. Each series of Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of offered Warrants. The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants. The following summaries of certain provisions of the Warrant Agreements and Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant

Agreement and the Warrant certificates relating to each series of the Warrants which will be filed with the Commission and incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of Warrants.

         The applicable Prospectus Supplement will describe the terms of such Warrants, including the following where applicable: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the currencies in which the price of such Warrants may be payable; (v) the designation, aggregate principal amount and terms of the securities purchasable upon exercise of such Warrants;
(vi) the designation and terms of the series of Debt Securities, Preferred Shares or Paired Common Shares with which such Warrants are being offered and the number of such Warrants being offered with each such security; (vii) the date, if any, on and after which such Warrants and the related securities will be transferable separately; (viii) the price at which and currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such Warrants may be purchased; (ix) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); (x) any material United States federal income tax consequences; (xi) the terms, if any, on which the Company may accelerate the date by which the Warrants must be exercised; and (xii) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

                       FEDERAL INCOME TAX CONSIDERATIONS

         The following is a summary of the material federal income tax considerations that may be relevant to a prospective holder of Securities.
This summary is for information purposes only and is not tax advice. Except as discussed below, no ruling or determination letters from the IRS have been or will be requested by the Company on any tax issue connected with this Registration Statement. This summary is based upon the Code, as currently in effect, applicable Treasury Regulations thereunder and judicial and administrative interpretations thereof, all of which are subject to change, including changes that may be retroactive. No assurance can be given that the IRS will not challenge the propriety of one or more of the tax positions described herein or that such a challenge would not be successful.

         The tax treatment of a holder of any of the Securities will vary depending upon the terms of the specific securities acquired by such holder, as well as such holder's particular situation. The discussion below addresses federal income tax considerations to holders of Paired Common Shares. Federal income tax considerations relevant to holders of Securities other than Paired Common Shares will be provided in the applicable Prospectus Supplement relating thereto. This summary does not purport to deal with all aspects of taxation that may be relevant to particular holders of Paired Common Shares or other Securities in light of their personal investment or tax circumstances. Except as specifically provided, the discussion below does not address foreign, state, or local tax consequences, nor does it specifically address the tax consequences to taxpayers subject to special treatment under the federal income tax laws (including dealers in securities, foreign persons, life insurance companies, tax-exempt organizations, financial institutions, and taxpayers subject to the alternative minimum tax). The discussion below assumes that the Paired Common Shares are or will be held as capital assets within the meaning of Section 1221 of the Code. No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements in this Prospectus with respect to transactions entered into or contemplated prior to the effective date of such changes.

         EACH PROSPECTIVE PURCHASER OF SECURITIES IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER

OF THE PURCHASE, OWNERSHIP AND SALE OF SECURITIES, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP AND SALE AND OF POTENTIAL CHANGES IN THE APPLICABLE TAX LAWS.

FEDERAL INCOME TAXATION OF THE TRUST

BACKGROUND

         In 1980, prior to the establishment of the Corporation and the pairing of its shares with the shares of the Trust, the IRS issued a Private Letter Ruling (the "Ruling") to the Trust in which the IRS held that the pairing of the Trust Shares and the Corporation Shares and the operation of the Corporation would not preclude the Trust from qualifying as a REIT. Subsequent to the issuance of the Ruling, (i) the IRS announced that it would no longer issue rulings to the effect that a REIT whose shares are paired with those of a non-REIT will qualify as a REIT if the activities of the paired entities are integrated, and (ii) Congress, in 1984, enacted Section 269B of the Code, which treats a REIT and a non-REIT, the paired shares of which were not paired on or before June 30, 1983, as one entity for purposes of determining whether either company qualifies as a REIT. Section 269B of the Code has not applied to the Trust and the Corporation (since the Trust Shares and the Corporation Shares were paired prior to that date), and the Ruling's conclusions were not adversely affected thereby.

        In 1994, the Trust requested and received a determination letter from the IRS (the "IRS Letter"). The IRS Letter provides that the Trust's failure to send the shareholder demand letters required by the REIT Provisions (defined below) terminated its election to be taxed as a REIT beginning with the Trust's taxable year ended December 31, 1991 and permits the Trust to re-elect to be taxed as a REIT commencing with its taxable year ended December 31, 1995. The IRS Letter also directed the Trust to file amended federal income tax returns for its taxable years ended December 31, 1991 and 1992 as a C corporation (and not as a REIT) and to file its federal income tax returns for its taxable years ended December 31, 1993 and 1994 as a C corporation. The Trust has filed such returns. Because the Trust had net losses for federal income tax purposes and did not pay any dividends during its taxable years ended December 31, 1991, 1992, 1993 and 1994, the IRS Letter did not result in the Trust owing any federal income tax. The Trust has instituted REIT compliance controls that are intended to prevent the reoccurrence of any such failure to comply with the reporting and recordkeeping requirements for REITs.

GENERAL

         The Trust will elect to be taxed as a REIT under Sections 856 through 860 of the Code and applicable Treasury Regulations (the "REIT Requirements" or "REIT Provisions"), commencing with its taxable year ended December 31, 1995. The Trust believes that, commencing with such taxable year, it was organized and operated in such a manner so as to qualify for taxation as a REIT and the Trust intends to continue to operate in such a manner; however no assurance can be given that the Trust has qualified as a REIT or will continue to so qualify.

         The REIT Provisions are highly technical and complex. The following sets forth the material aspects of the REIT Provisions that govern the federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the REIT Provisions and administrative and judicial interpretations thereof.

         Prior to the issuance of any of the Securities, Sidley & Austin, counsel to the Company, will render an opinion to the effect that, commencing with the Trust's taxable year ended December 31, 1995, the Trust was organized and has operated in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for its subsequent taxable years. It must be emphasized that Sidley & Austin's opinion will be based on the IRS Letter and various assumptions and will be conditioned upon certain representations made by the Trust and the Corporation as to factual matters. In particular, Sidley & Austin's opinion will be based upon factual representations of the Trust concerning its business and properties. Moreover, such qualification and taxation as a REIT depends upon the Trust's ability to meet, through actual annual operating results, certain distribution levels, specified diversity of stock ownership, and various other qualification tests imposed under the REIT Provisions, as discussed below. The Trust's annual operating results will not be reviewed by Sidley & Austin. Accordingly, no assurance can be given that the actual results of the Trust's operation for any particular taxable year will satisfy such requirements. Further, the anticipated federal income tax treatment described in this Prospectus may be changed, perhaps retroactively, by legislative, administrative, or judicial action at any time. For a discussion of the tax consequences of failure to qualify as a REIT, see "--Failure to Qualify."

         As long as the Trust qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on net income that it currently distributes to shareholders. This treatment substantially eliminates the "double taxation" (once at the corporate level and again at the shareholder level) that generally results from investment in a regular corporation.

         Even if the Trust qualifies for taxation as a REIT, however, it may be subject to federal income or excise tax as follows. First, the Trust will be taxed at regular corporate rates on any undistributed REIT taxable income (as discussed below), including undistributed net capital gains. Second, under certain circumstances, the Trust may be subject to the "alternative minimum tax" on its items of tax preference, if any. Third, if the Trust has (i) net income from the sale or other disposition of "foreclosure property" (which is, in general, property acquired on foreclosure or otherwise on default on a loan secured by such property or a lease of such property) or (ii) other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Trust has net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Trust should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Trust fails the 75% or 95% test, multiplied by a fraction intended to reflect the Trust's profitability. Sixth, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Trust will be subject to a 4% excise tax on the excess of such required distributions over the amounts actually distributed. Seventh, pursuant to IRS Notice 88-19, if the Trust has a net unrealized built-in gain, with respect to any asset (a "Built-in Gain Asset") held by the Trust on January 1, 1995 or acquired by the Trust from a corporation that is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax) in certain transactions in which the basis of the Built-in Gain Asset in the hands of the Trust is determined by reference to the basis of the asset in the hands of the C corporation, and the Trust directly or indirectly recognizes gain on the disposition of such asset during the 10-year period (the "Recognition Period") beginning on January 1, 1995 with respect to assets held by the Trust on such date or, with respect to other assets, the date on which such asset was acquired by the Trust, then, to the extent of the Built-in Gain (i.e., the excess of (a) the fair market value of such asset over (b) the Trust's adjusted basis in such asset, determined as of the beginning of the Recognition Period), such gain will be subject to tax at the highest regular corporate rate pursuant to Treasury Regulations that have not yet been promulgated. The results described above with respect to the recognition of Built-in Gain assume that the Trust will make an election pursuant to IRS Notice 88-19. The Trust believes that it will have Built-in-Gain

Assets as of January 1, 1995 and, thus, direct or indirect sales of assets by the Trust after 1994 could result in a federal income tax liability to the Trust.

REQUIREMENTS FOR QUALIFICATION

         To qualify as a REIT, the Trust must elect to be so treated and must meet on a continuing basis certain requirements (as discussed below) relating to the Trust's organization, sources of income, nature of assets, and distribution of income to shareholders.

         The Code defines a REIT as a corporation, trust or association: (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for the REIT Provisions; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities); (vii) as of the close of the taxable year, has no earnings and profits accumulated in any non-REIT year; (viii) is not electing to be taxed as a REIT prior to the fifth taxable year which begins after the first taxable year for which its REIT status terminated or was revoked or the IRS has waived the applicability of such waiting period; (ix) that has the calendar year as its taxable year; and
(x) that meets certain other tests, described below, regarding the nature of its income and assets. The REIT Provisions provide that conditions (i) to
(iv), inclusive, must be met during the entire taxable year and that condition
(v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made by the REIT to be taxed as a REIT.

         The Trust believes that it satisfies conditions (i) through (x) (described above). In addition, the Declaration of Trust and the Articles of Incorporation provide for restrictions regarding the transfer and ownership of shares, which restrictions are intended to assist the Trust in continuing to satisfy the share ownership requirements described in conditions (v) and (vi) above. See "Description of Paired Common Shares--Ownership Limits: Restrictions on Transfer; Repurchase and Redemption of Shares." In order to elect to be taxed as a REIT, the Trust must also maintain certain records and request certain information from its shareholders designed to disclose the actual ownership of its stock. The Trust believes that it has and will comply with these requirements.

         In the case of a REIT that is a partner in a partnership, the REIT Provisions provide that the REIT is deemed to own its proportionate share of the assets of the partnership and is deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT for purposes of the REIT Requirements, including satisfying the gross income tests and the asset tests, described below.
Similar treatment applies with respect to lower-tier partnerships which the REIT indirectly owns through its interests in higher-tier partnerships. Thus, the Trust's proportionate share of the assets, liabilities and items of income of the Realty Partnership and the other partnerships and limited liability companies in which the Trust owns a direct or indirect interest (collectively, the "Subsidiary Entities"), will be treated as assets, liabilities and items of income of the Trust for purposes of applying the requirements described herein, provided that the Realty Partnership and the Subsidiary Entities are treated as partnerships for federal income tax purposes. See "--Federal Income Tax Aspects of the Partnerships and the Subsidiary Entities" below.

         Paired Shares. Section 269B of the Code provides that if the shares of a REIT and a non-REIT are paired, then the REIT and the non-REIT shall be treated as one entity for purposes of determining whether either company qualifies as a REIT. If Section 269B applied to the Trust and the Corporation, then the Trust would not be able to satisfy the gross income tests (described below) and thus would not be eligible to be taxed as a REIT. Section 269B does not apply, however, if the shares of the REIT and the non-REIT were paired on or before June 30, 1983 and the REIT was taxable as a REIT on or before June 30, 1983. As a result of this grandfathering rule, Section 269B has not applied to the Trust and the Corporation. This grandfathering rule does not, by its terms, require that the Trust be taxed as a REIT at all times after June 30, 1983. Prior to the issuance of any of the Securities, Sidley & Austin will render an opinion to the effect that the IRS Letter and the termination of the Trust's REIT election for the taxable years ended December 31, 1991 through 1994 did not result in Section 269B becoming applicable to the Trust. There are, however, no judicial or administrative authorities interpreting this grandfathering rule. Therefore, Sidley & Austin's opinion will be based solely on the literal language of the statutory grandfathering rule.

         Even though Section 269B of the Code does not apply to the Trust and the Corporation, the IRS could assert that the Trust and the Corporation should be treated as one entity under general tax principles. In general, such an assertion should only be upheld if the separate corporate identities are a sham or unreal. Not all of the trustees of the Trust are also directors of the Corporation and no individual serves as an officer of both the Trust and the Corporation. In addition, the Trust, the Corporation, the Realty Partnership, the Operating Partnership, each Subsidiary Entity and each partnership or limited liability company owned in whole or in part by the Operating Partnership ("Operating Subsidiary Entity") have separate creditors and are subject to different state law licensing and regulatory requirements. The Trust and the Corporation have represented that they and the Realty Partnership, the Operating Partnership, the Subsidiary Entities and the Operating Subsidiary Entities will each maintain separate books and records and all material transactions among them have been and will be negotiated and structured with the intention of achieving an arm's-length result. Prior to the issuance of any of the Securities, Sidley & Austin will render an opinion to the effect that, based on the foregoing, the separate corporate identities of the Trust and the Corporation will be respected.

         Due to the paired structure, the Trust, the Corporation, the Realty Partnership, the Operating Partnership, the Subsidiary Entities and the Operating Subsidiary Entities are controlled by the same interests. As a result, the IRS could, pursuant to Section 482 of the Code, seek to distribute, apportion or allocate gross income, deductions, credits or allowances between or among them if it determines that such distribution, apportionment or allocation is necessary in order to prevent evasion of taxes or to clearly reflect income. The Trust and the Corporation believe that all material transactions between them and among them and the Realty Partnership, the Operating Partnership, the Subsidiary Entities and the Operating Subsidiary Entities have been and will be negotiated and structured with the intention of achieving an arm's-length result. As a result, the potential application of Section 482 of the Code should not have a material effect on the Trust or the Corporation.
         Income Tests. In order to maintain qualification as a REIT, the Trust must annually satisfy three gross income requirements (the "gross income tests"). First, at least 75% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property," as described below, and in certain circumstances, interest) or from certain types of qualified temporary investments. Second, at least 95% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the same items which qualify under the 75% income test and from dividends, interest, and gain from the sale or disposition of stock or securities that do not constitute dealer property or from any combination of the foregoing. Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Trust's gross income (including gross income from prohibited transactions) for each taxable year.

         Rents received or deemed to be received by the Trust will qualify as "rents from real property" for purposes of the gross income tests only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales (or items thereof). Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or a direct or indirect owner of 10% or more of the REIT directly or indirectly, owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, a REIT may provide services to its tenants and the income will qualify as "rents from real property" only if the services are of a type that a tax-exempt organization can provide to its tenants without causing its rental income to be unrelated business taxable income under the Code. Services that would give rise to unrelated business taxable income if provided by a tax-exempt organization ("Prohibited Services") must be provided by an "independent contractor" who is adequately compensated and from whom the REIT does not derive any income. Payments for services furnished (whether or not rendered by an independent contractor) that are not customarily provided to tenants in properties of a similar class in the geographic market in which the REIT's property is located will not qualify as "rents from real property."

         Substantially all of the Trust's income will be derived from its partnership interest in the Realty Partnership and the Subsidiary Entities. The Realty Partnership and the Subsidiary Entities lease for a fixed period all of their fee and leasehold interests in their hotels and associated property to the Operating Partnership, to the Operating Subsidiary Entities or to unrelated persons (the "Leases"). The Leases are net leases which generally provide for payment of rent equal to the greater of a fixed rent or a percentage rent. The percentage rent is calculated by multiplying fixed percentages of the gross room revenues and, for certain hotels, fixed percentages of other types of gross revenues in excess of certain levels.

         In order for the rents paid under the Leases to constitute "rents from real property," the Leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the Leases are true leases depends upon an analysis of all of the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the intent of the parties, the form of the agreement, the degree of control over the property that is retained by the property owner and the extent to which the property owner retains the risk of loss with respect to the property.

         Prior to the issuance of any of the Securities, Sidley & Austin will render an opinion to the effect that the Leases will be treated as true leases for federal income tax purposes. This opinion will be based, in part, on the following facts: (i) the lessors and the lessees intend for their relationship to be that of lessor and lessee and each such relationship will be documented by a lease agreement; (ii) the lessees will have the right to exclusive possession and use and quiet enjoyment of the leased premises during the term of the Leases; (iii) the lessees will bear the cost of, and be responsible for, day-to-day maintenance and repair of the leased premises, other than the cost of certain capital expenditures, and will dictate how the leased premises are operated and maintained; (iv) the lessees will bear all of the costs and expenses of operating the leased premises during the term of the Leases; (v) the term of the Leases is less than the economic life of the leased premises and the lessees do not have purchase options with respect to the leased premises; (vi) the lessees are required to pay substantial fixed rent during the term of the Leases; and (vii) each lessee stands to incur substantial losses or reap substantial profits depending on how successfully it operates the leased premises.

         Investors should be aware, however, that there are not controlling authorities involving leases with terms substantially the same as the Leases. Therefore, the opinion of Sidley & Austin will be based upon an analysis of the facts and circumstances and upon rulings and judicial decisions involving situations that are analogous. If any significant Lease is recharacterized as a service contract or a partnership agreement, rather than as a true lease, the Trust would not be able to satisfy either the 75% or 95% gross income tests and, as a result, would lose its REIT status.

         In order for rent payments under the Leases to qualify as "rents from real property," the rent must not be based on the income or profits of any person. The percentage rent under the Leases will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages (i) are fixed at the time the Leases are entered into; (ii) are not renegotiated during the term of the Leases in a manner that has the effect of basing percentage rent on income or profits; and (iii) conform with normal business practice. More generally, percentage rent will not qualify as "rents from real property" if, considering the Leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits. The Trust and the Corporation believe that the Leases conform with normal business practice and the percentage rent will be treated as "rents from real property" under this requirement. The Trust has further represented with respect to hotel properties that the Realty Partnership may directly or indirectly acquire in the future that it will not charge rent that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage of receipts or sales, as described above).

         Another requirement for rent payments under a Lease to constitute "rents from real property" is that the rent attributable to personal property under the Lease must not be greater than 15% of the rent received under the Lease. For this purpose, rent attributable to personal property is the amount that bears the same ratio to the total rent for the taxable year as the average of the adjusted basis of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate adjusted basis of both the real property and personal property leased under, or in connection with, such lease. The Trust believes that under each of the Leases less than 15% of the total rent is attributable to personal property and, as a result, no portion of such rent will be treated as being for rental of personal property for purposes of the 75% and 95% gross income tests. If the IRS were to successfully assert that with respect to one or more of the Leases rent attributable to personal property is greater than 15% of the total rent, then it is possible that the Trust would not be able to satisfy either the 75% or 95% gross income tests and, as a result, would lose its REIT status. With respect to both the Leases and future acquisitions, the Trust has represented that it will monitor the 15% test to ensure continued qualification as a REIT.

         A third requirement for qualification of rent under the Leases as "rents from real property" is that the Trust must not own, directly or constructively, 10% or more of the Operating Partnership or any Operating Subsidiary Entity (or any other tenant under a Lease). If the Trust were to own directly or indirectly, 10% or more of the Operating Partnership or any Operating Subsidiary Entity (or such tenant), the rent paid by the tenant with respect to the leased property would not qualify as income of the type that can be received by a REIT. In order to prevent such a situation, which would likely result in the disqualification of the Trust as a REIT, the Declaration of Trust and the Articles of Incorporation contain restrictions on the amount of Trust Shares and Corporation Shares that any one person can own. These restrictions generally provide that any attempt by any one person to actually or constructively acquire 8.0% or more of the outstanding Paired Common Shares will be ineffective. See "Description of Paired Common Shares--Ownership Limits; Restrictions on Transfer; Repurchase and Redemption of Shares." However, notwithstanding such restrictions, because the Code's constructive ownership rules for purposes of the 10% ownership limit are broad and it is not possible to continually monitor direct and indirect ownership of Paired Common Shares, it is possible that some person may at some time own sufficient Paired Common Shares to cause the termination of the Trust's REIT status.

         Finally, rent under the Leases will not qualify as "rents from real property" if either the Trust, the Realty Partnership or any Subsidiary Entity renders or furnishes Prohibited Services to the occupants of the properties. So long as the Leases are treated as true leases, none of the Trust, the Realty Partnership or any Subsidiary Entity should be treated as rendering or furnishing Prohibited Services to the occupants of the properties.


         Based on the foregoing, prior to the issuance of any of the Securities, Sidley & Austin will render an opinion to the effect that the rent payable under the Leases will be treated as "rents from real property" for purposes of the 75% and 95% gross income tests. There can, however, be no assurance that the IRS will not successfully assert a contrary position or that there will not be a change in circumstances (such as the entering into of new leases) which would result in a portion of the rent received to fail to qualify as "rents from real property." In such case, it is possible that the Trust would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose its REIT status.

         For purposes of the gross income tests, the term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. The Realty Partnership and certain of the Subsidiary Entities hold notes and may advance money from time to time to tenants for the purpose of financing tenant improvements, making real estate loans or holding or acquiring additional notes. None of the notes currently held by the Realty Partnership or the Subsidiary Entities provide for the payment of any amount based on the income or profits of any person other than amounts based, on a fixed percentage or percentages of receipts or sales. In addition, none of the Trust, the Realty Partnership or the Subsidiary Entities intend to charge interest that will depend in whole or in part on the income or profits of any person or to make loans (not secured in substantial part by real estate mortgages) in amounts that could jeopardize the Trust's compliance with the 75% and 5% asset tests, discussed below. To the extent the notes held by the Realty Partnership or the Subsidiary Entities are secured by real property, the interest received or accrued with respect to such notes should be treated as qualifying income for both the 75% and the 95% gross income tests. Certain of the notes held by the Realty Partnership are not secured by real property. Interest received or accrued with respect to such notes should be treated as qualifying income for the 95% gross income test but should not be treated as qualifying income for the 75% gross income tax. However, the Company believes that the amount of such interest will not cause the Trust to fail to satisfy the 75% gross income test.

         Any gross income derived from a prohibited transaction is taken into account in applying the 30% income test necessary to qualify as a REIT, and the net income from that transaction is subject to a 100% tax. The Trust believes that no asset directly or indirectly owned by it is held for sale to customers and that sale of any such property will not be in the ordinary course of business of the Trust, the Realty Partnership or any Subsidiary Entity.

         If the Trust fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code.
It is not possible to state whether in all circumstances the Trust would be entitled to the benefit of these relief provisions. Even if these relief provisions apply, a tax would be imposed with respect to the excess net income. No similar mitigation provision applies if the Trust fails the 30% income test. In such case, the Trust will cease to qualify as a REIT.

         Asset Tests. In order to maintain qualification as a REIT, the Trust, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Trust's total assets must be represented by "real estate assets" (including stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the Trust), cash, cash items and government securities. Second, not more than 25% of the Trust's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Trust may not exceed 5% of the value of the Trust's total assets, and the Trust may not own more than 10% of any one issuer's outstanding voting securities.

         The Trust believes that commencing with its taxable year ended December 31, 1995 it has complied with the asset tests. Substantially all of the Trust's investments are in properties owned by the Realty Partnership and the Subsidiary Entities, at least 75% of which represent qualifying real estate assets. A substantial portion of the indebtedness of the Operating Partnership to the Realty Partnership may not be qualifying assets under the 75% asset test. However, such portion does not exceed 5% of the value of the assets of the Realty Partnership and, thus, will not cause the Trust to fail the 5% asset test.

         After initially meeting the asset tests at the close of any quarter, the Trust will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. The Trust intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such actions within 30 days after the close of any quarter as may be required to cure any non-compliance.

         Annual Distribution Requirements. The Trust, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its shareholders in an amount at least equal to (i) the sum of (a) 95% of the Trust's "REIT taxable income" (computed without regard to the dividends paid deduction and the Trust's net capital gain) and (b) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of non-cash income. In addition, if the Trust directly or indirectly disposes of any Built-in Gain Asset during its Recognition Period, the Trust will be required, pursuant to IRS regulations that have not yet been promulgated, to distribute at least 95% of the Built-in Gain (after tax), if any, recognized on the disposition of such asset. Distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Trust timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Trust does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. Furthermore, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Trust will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

         The Trust intends to make timely distributions sufficient to satisfy the annual distribution requirements and to the extent practical, avoid payment of material amounts of federal income or excise tax by the Trust. It is possible, however, that the Trust, from time to time may not have sufficient cash or other liquid assets to meet the distribution requirements described above. In order to meet the distribution requirements in such cases, the Trust, the Realty Partnership or a Subsidiary Entity may find it necessary to arrange for short-term or possible long-term borrowings or to pay dividends in the form of taxable stock dividends.

         Under certain circumstances, the Trust may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in the Trust's deduction for dividends paid for the earlier year. Thus, the Trust may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Trust will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

FAILURE TO QUALIFY

         If the Trust fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Trust will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Trust fails to qualify will not be deductible by the Trust nor will they be required to be made. As a result, the Trust's failure to qualify as a REIT could reduce the cash available for distribution by the Trust to its shareholders. In addition, if the Trust fails to qualify as a REIT, all distributions to shareholders will be taxable as ordinary income to the extent of the Trust's current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, the Trust will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Trust would be entitled to such statutory relief.

FEDERAL INCOME TAXATION OF THE CORPORATION

         The Corporation is the common parent of an affiliated group of corporations filing a consolidated return (the "Corporation Group"). After obtaining certain necessary licenses and regulatory approvals of certain gaming authorities, substantially all of the Corporation Group's taxable income will consist of its distributive share of the Operating Partnership's taxable income. The Corporation Group will be subject to federal income tax on its taxable income.

FEDERAL INCOME TAXATION OF HOLDERS OF PAIRED COMMON SHARES

FEDERAL INCOME TAXATION OF TAXABLE U.S. HOLDERS

         As used herein, the term "U.S. Shareholder" means a holder of Paired Common Shares who is: (i) a citizen or resident of the United States; (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source. As long as the Trust qualifies as a REIT, distributions made to the Trust's U.S. Shareholders up to the amount of the

Trust's current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends-received deduction for corporations. Distributions that are properly designated by the Trust as capital gain dividends will be taxed as long-term capital gain (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which the holder has held its stock. However, corporate holders may be required to treat up to 20% of certain capital gain dividends as ordinary income, and capital gains dividends are not eligible for the dividends-received deduction. Distributions in excess of the Trust's current and accumulated earnings and profits will not be taxable to a holder to the extent that they do not exceed the adjusted basis of the holder's Trust Shares, but rather will reduce the adjusted basis of such Trust Shares. To the extent that such distributions exceed the adjusted basis of a holder's Trust Shares they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less). In addition, any dividend declared by the Trust in October, November or December of any year payable to a holder of record on a specified date in any such month shall be treated as both paid by the Trust and received by the holder on December 31 of such year, provided that the dividend is actually paid by the Trust during January of the following calendar year.

         The Trust will be treated as having sufficient earnings and profits to treat as a dividend any distribution by the Trust up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. As a result, holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable distributions. Moreover, any "deficiency dividend" will be treated as a "dividend" (either as ordinary or capital gain dividend, as the case may be), regardless of the Trust's earnings and profits.

         Distributions from the Trust and gain from the disposition of the Trust Shares will not be treated as passive activity income and, therefore, shareholders will not be able to apply any "passive losses" against such income. Dividends from the Trust (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the investment interest expense limitation. Gain from the disposition of shares and capital gains dividends will not be treated as investment income unless the holders elect to have the gain taxed at ordinary income rates.

         Distributions from the Corporation up to the amount of the Corporation's current or accumulated earnings and profits will be taken into account by U.S. Shareholders as ordinary income and will be eligible for the dividends-received deduction for corporations. Distributions in excess of the Corporation's current and accumulated earnings and profits will not be taxable to a holder to the extent that they do not exceed the adjusted basis of the holder's Corporation Shares, but rather will reduce the adjusted basis of such Corporation Shares. To the extent that such distributions exceed the adjusted basis of a holder's Corporation Shares they will be included in income as long-term capital gain (or short-term capital gain if the stock has been held for one year or less).

         In general, a U.S. Shareholder will realize capital gain or loss on the disposition of Paired Common Shares equal to the difference between the amount realized on such disposition and the holder's adjusted basis in such Paired Common Shares. Such gain or loss will generally constitute long-term capital gain or loss if the holder held such Paired Common Shares for more than one year. However, any loss upon a sale or exchange of Trust Shares by a holder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from the Trust required to be treated by such holder as long-term capital gain.

         U.S. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Trust or the Corporation.

FEDERAL TAXATION OF TAX-EXEMPT HOLDERS OF PAIRED COMMON SHARES

         The IRS has ruled that amounts distributed as dividends by a REIT to a tax-exempt employee's pension trust do not constitute unrelated business taxable income ("UBTI"). Based on this ruling and the analysis therein, distributions by the Trust should not, subject to certain exceptions described below, be UBTI to a qualified plan, IRA or other tax-exempt entity (a "Tax-Exempt Shareholder") provided the Tax-Exempt Shareholder has not held its shares as "debt financed property" within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the Tax-Exempt Shareholder. Similarly, income from the sale of Trust Shares should not, subject to certain exceptions described below, constitute UBTI unless the Tax-Exempt Shareholder has held such Trust Shares as a dealer (under Section 512(b)(5)(B) of the Code) or as "debt-financed property" within the meaning of
Section 514 of the Code. Revenue rulings are interpretive in nature and subject to revocation or modification by the IRS.

         For Tax-Exempt Shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans, exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code respectively, income from an investment in the Trust will constitute UBTI unless the organization is able to deduct properly amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in the Trust. Such prospective investors should consult their tax advisors concerning these "set-aside" and reserve requirements.

         Notwithstanding the above, however, a portion of the dividends paid by a "pension held REIT" shall (subject to a de minimis exception) be treated as UBTI as to any trust that (i) is described in Section 401 (a) of the Code, (ii) is tax-exempt under Section 501(a) of the Code, and (iii) holds more than 10% (by value) of the interests in the REIT. Due to the Ownership Limitation, the Trust does not expect to be a "pension held REIT" within the meaning of the Code.

FEDERAL TAXATION OF NON-US. HOLDERS OF PAIRED COMMON SHARES

         The rules governing United States federal income taxation of the ownership and disposition of stock by persons that are, for purposes of such taxation, non-resident alien individuals, foreign corporations, foreign partnerships, or foreign estates or trusts (collectively, "Non-U.S. Shareholders") are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income tax and does not address state, local or foreign tax consequences that may be relevant to a Non-U.S. Shareholder in light of its particular circumstances. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the effect of federal, state, local, and foreign income tax laws with regard to an investment in Paired Common Shares, including any reporting requirements.

         In general, a Non-U.S. Shareholder will be subject to regular United States income tax with respect to its investment in Paired Common Shares if such investment is "effectively connected" with the Non-U.S. Shareholder's conduct of a trade or business in the United States. A corporate Non-U.S. Shareholder that receives income that is (or is treated as) effectively connected with a United States trade or business may also be subject to the branch profits tax under Section 884 of the Code, which is payable in addition to regular United States corporate income tax. The following discussion will apply to Non-U.S. Shareholders whose investment in Paired Common Shares is not so effectively connected.

         Distributions. Distributions by the Trust to a Non-U.S. Shareholder that are neither attributable to gain from sales or exchanges by the Trust of United States real property interests nor designated by the Trust as capital gains dividends and distributions by the Corporation will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Trust or the Corporation, as the case may be. Such distributions ordinarily will be subject to United States withholding tax on a gross basis at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Distributions in excess of current or accumulated earnings and profits of the Trust or the Corporation, as the case may be, will not be taxable to a Non-U.S. Shareholder to the extent that they do not exceed the adjusted basis of the Non-U.S. Shareholder's Trust Shares or Corporation Shares, as the case may be, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's Trust Shares or Corporation Shares, as the case may be, they will give rise to gain from the sale or exchange of Non-U.S. Shareholder's Paired Common Shares if the Non-U.S. Shareholder otherwise would be subject to tax on any gain from the sale or other disposition of Paired Common Shares, as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current or accumulated earnings and profits, the distribution will generally be treated as a dividend for withholding purposes. However, amounts thus withheld are generally refundable if it is subsequently determined that such distribution was, in fact, in excess of current or accumulated earnings and profits of the Trust or the Corporation, as the case may be. The Trust and the Corporation expect to withhold United States income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Shareholder unless (i) a lower rate is provided for under an applicable tax treaty and the shareholder files the required form evidencing eligibility for that reduced rate with the Trust and the Corporation, or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with the Trust and the Corporation claiming that the distribution is "effectively connected" income.

         Distributions to a Non-U.S. Shareholder that are attributable to gain from sales or exchanges by the Trust of United States real property interests will cause the Non-U.S. Shareholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. Shareholders would thus generally be taxed at the same rates applicable to U.S. Shareholders (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Also, such gain may be subject to a 30% branch profits tax in the hands of a Non-U.S. Shareholder that is a corporation, that is not entitled to an exemption under a tax treaty. The Trust is required to withhold and remit to the IRS 35% of any distribution that could be designated a capital gains dividend. That amount is creditable against the Non-U.S. Shareholder's United States federal income tax liability.

         Sale of Paired Common Shares. Gain recognized by a Non-U.S. Shareholder upon a sale or other disposition of Paired Common Shares generally will not be subject to United States federal income tax, if (i) in the case of Trust Shares, the Trust is a "domestically controlled REIT" or (ii) (A) the Paired Common Shares are regularly traded on an established securities market (e.g., the NYSE, where the Paired Common Shares are currently traded) and (B) the Selling Non-U.S. Shareholder held 5% or less of the outstanding Paired Common Shares at all times during specified period, unless, in the case of a Non-U.S. Shareholder who is a non-resident alien individual, such individual is present in the United States for 183 days or more and certain other conditions apply. A domestically controlled REIT is defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. The Trust believes that it qualifies as a domestically controlled REIT.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

         Under certain circumstances, U.S. Shareholders may be subject to backup withholding at a rate of 31% on payments made with respect to, or on cash proceeds of a sale or exchange of, Paired Common

Shares. Backup withholding will apply only if the holder: (i) fails to furnish its taxpayer identification number ("TIN") (which, for an individual, would be his or her Social Security number); (ii) furnishes an incorrect TIN; (iii) is notified by the IRS that the holder has failed to report properly payments of interest and dividends; or (iv) under certain circumstances, fails to certify, under penalty of perjury, that the holder has furnished a correct TIN and has not been notified by the IRS that the holder is subject to backup withholding for failure to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. In addition, the Trust and the Corporation may be required to withhold a portion of capital gain distributions made to any holders who fail to certify their non-foreign status. Additional issues may arise pertaining to information reporting and withholding with respect to Non-U.S. Shareholders and each Non-U.S. Shareholder should consult his or her tax advisor with respect to any such information reporting and withholding requirements.

FEDERAL INCOME TAX ASPECTS OF THE PARTNERSHIPS AND THE SUBSIDIARY ENTITIES

         Substantially all of the Trust's assets are held directly or indirectly through the Realty Partnership and, after obtaining certain necessary licenses and regulatory approvals of certain gaming authorities, substantially all of the Corporation's (and its subsidiaries') assets will be held directly or indirectly through the Operating Partnership.

         The Realty Partnership, the Operating Partnership, the Subsidiary Entities and the Operating Subsidiary Entities involve special tax considerations, including the possibility of a challenge by the IRS of the status of any of such partnerships or limited liability companies as a partnership (as opposed to an association taxable as a corporation) for federal income tax purposes. If any of such partnerships or limited liability companies were to be treated as an association, it would be taxable as a corporation and, therefore, subject to an entity level tax on its income. Such an entity level tax is likely to substantially reduce the amount of cash available for distribution to holders of Paired Common Shares. See "--Federal Income Taxation of the Corporation" above. In addition, if the Realty Partnership or any Subsidiary Entity were to be taxable as a corporation, the Trust would not qualify as a REIT. Furthermore, any change in the status of a partnership or limited liability company for tax purposes might be treated as a taxable event in which case the Trust or the Corporation might incur a tax liability without any related cash distributions.

         The Company has not requested and does not intend to request, a ruling from the IRS regarding treatment of any partnership or limited liability company in which it owns an interest as a partnership for federal income tax purposes. Instead, prior to the issuance of any of the Securities, Sidley & Austin will render an opinion to the effect that, based on certain factual assumptions and representations, each of the Realty Partnership, the Operating Partnership, the Subsidiary Entities and the Operating Subsidiary Entities will be classified as a partnership for federal income tax purposes. Unlike a private letter ruling, an opinion of counsel is not binding on the IRS, and no assurance can be given that the IRS will not challenge the status of a partnership or limited liability company as a partnership for federal income tax purposes. If such a challenge were sustained by a court, the subject partnership or limited liability company would be treated as an association taxable as a corporation for federal income tax purposes. In addition, the opinion of Sidley & Austin will be based on existing law. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

TAX ALLOCATIONS WITH RESPECT TO CONTRIBUTED PROPERTIES

         Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Realty Partnership and the Operating Parntership have been formed by way of contributions of the Company's property and certain property held by Starwood Capital. Consequently, allocations with respect to such contributed property must be made in a manner consistent with Section 704(c) of the Code.

        The Treasury Regulations under Section 704(c) of the Code allow partnerships to use any reasonable method of accounting for Book-Tax Differences so that the contributing partner receives the tax benefits and burdens of any built-in gain or loss associated with the contributed property. However, the special allocation rules of Section 704(c) of the Code do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Realty Partnership or the Operating Partnership may cause the Trust or the Corporation, as the case may be, to be allocated lower depreciation and other deductions, and possibly an amount of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause the Trust or the Corporation to recognize taxable income in excess of cash proceeds, which, in the case of the Trust, might adversely affect the Trust's ability to comply with the REIT distribution requirements. See "--Federal Income Taxation of the Trust--Requirements For Qualification-- Annual Distribution Requirements." The foregoing principles also apply in determining the earnings and profits of the Trust and the Corporation for purposes of determining the portion of distributions taxable as dividend income. See "--Federal Income Taxation of Holders of Paired Common Shares." The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had the Trust and the Corporation contributed assets with an adjusted tax basis equal to their fair market values.

PARTNERSHIP ANTI-ABUSE RULE

         The IRS has published regulations that provide an anti-abuse rule
(the "Anti-Abuse Rule") under the partnership provisions of the Code (the "Partnership Provisions"). Under the Anti-Abuse Rule, if a partnership is formed or availed of in connection with a transaction a principal purpose of which is to reduce substantially the present value of the partners' aggregate federal tax liability in a manner that is inconsistent with the intent of the Partnership Provisions, the IRS can recast the transaction for federal tax purposes to achieve tax results that are consistent with the intent of the Partnership Provisions. This analysis is to be made based on all facts and circumstances. The Anti-Abuse Rule states that the intent of the Partnership Provisions incorporates the following requirements: (i) the partnership must be bona fide and each partnership transaction or series of related transactions must be entered into for a substantial business purpose; (ii) the form of each partnership transaction must be respected under substance over form principles; and (iii) with certain exceptions, the tax consequences under the Partnership Provisions to each partner of partnership operations and the transactions between the partner and the partnership must accurately reflect the partner's economic agreement and clearly reflect the partner's income.

        Prior to the issuance of any of the Securities, Sidley & Austin will render an opinion to the effect that the Company's structure is not inconsistent with the intent of the Partnership Provisions and that, therefore, the IRS should not be able to invoke the Anti-Abuse Rule to recast the structure of the Company for federal income tax purposes. This opinion will be based on examples contained in the Anti-Abuse Rule. However, no assurance can be given that the IRS or a court will concur with such opinion.

         The Anti-Abuse Rule also provides that, unless a provision of the Code or the Treasury Regulations prescribes the treatment of a partnership as an entity, in whole or in part, and that treatment and the ultimate tax results, taking into account all the relevant facts and circumstances, are clearly contemplated by that provision, the IRS can treat a partnership as an aggregate of its partners, in whole or in part, as appropriate to carry out the purpose of any provision of the Code or the Treasury Regulations. Treatment of either Partnership or any of the Subsidiary Entities, in whole or in part, as an aggregate rather than an entity is unlikely to materially change the federal tax consequences to any partner. In addition, the REIT Provisions generally treat a partnership as an aggregate rather than an entity for purposes of applying the REIT Requirements. Therefore, the Anti-Abuse Rule should not have a material adverse effect on the federal income tax consequences to any partner or on the ability of the Trust to qualify as a REIT.

OTHER TAX CONSEQUENCES

         The Company and the holders of Securities may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Trust, the Corporation and the holders of Securities may not conform to the federal income tax consequences discussed above. CONSEQUENTLY, HOLDERS OF SECURITIES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE AND LOCAL TAX LAWS ON THE PURCHASE, OWNERSHIP AND SALE OF SECURITIES.

                              PLAN OF DISTRIBUTION

         The Trust and the Corporation may sell Securities to or through underwriters, and also may sell Securities directly to either purchasers or through agents.

         The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         In connection with the sale of Securities, underwriters may receive compensation from the Trust, the Corporation, or from purchasers of Securities, for whom they may act as agents, in the form of discounts, concessions, or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions they receive from the Trust or the Corporation and any profit on the resale of Securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Trust or the Corporation will be described, in the Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, each series of Securities will be a new issue with no established trading market, other than the Paired Common Shares which are listed on the NYSE. Any Paired Common Shares sold pursuant to a Prospectus Supplement will be listed on such exchange. The Trust or the Corporation may elect to list any series of Debt Securities or Preferred Shares on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for any of the Securities.

         Under agreements the Trust and the Corporation may enter into, underwriters, dealers, and agents who participate in the distribution of Securities may be entitled to indemnification by the Trust or the Corporation against certain liabilities, including liabilities under the Securities Act.

         Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of, the Trust or the Corporation in the ordinary course of business.

         If so indicated in the applicable Prospectus Supplement, the Trust or the Corporation, as the case may be, will authorize underwriters or other persons acting as the Trust's or the Corporation's agents to solicit offers by certain institutions to purchase Securities from the Trust or the Corporation pursuant to contracts providing for payment and delivery at a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Trust or the Corporation, as the case may be. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

                                 LEGAL MATTERS

         Sidley & Austin, Chicago, Illinois, has passed upon the validity of the issuance of the Securities offered pursuant to this Prospectus. Lawyers at Sidley & Austin own or hold options to purchase an aggregate of 12,227 Paired Common Shares. Rogers & Wells, New York, New York will act as counsel to any underwriters, dealers or agents. Rogers & Wells acted as counsel to Starwood Capital in connection with the Reorganization. Sidley & Austin and Rogers & Wells will rely upon the opinion of Piper & Marbury L.L.P., Baltimore, Maryland, as to certain matters of Maryland law.

                                    EXPERTS

         The separate and combined financial statements and financial statement schedules of Starwood Lodging Trust and Starwood Lodging Corporation as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, and the financial statements of the Doubletree Club Hotel of Rancho Bernardo incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports also incorporated by reference herein. Such financial statements and financial statement schedules have been incorporated by reference herein in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         The audited financial statements of Embassy Suites--Tempe, Starwood Wichita Investors, L.P., Capitol Hill Suites, and French Quarter Square and the Schedules of Operating Revenue and Certain Expenses for the French Quarter Square incorporated in the prospectus by reference to the pages F126-133, F92-99, F114-119, F101-107, and F109-111, respectively, of the Company's Registration Statement on Form S-2 Amendment No. 2 (Registration Nos. 33-519155 and 33-59155-01) dated June 29, 1995, have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants (which, with respect to French Quarter Square, contain an explanatory language relating to certain litigation disputing the ownership of the underlying real property as more fully described in Note 7 to the financial statements), given on the authority of said firm as experts in auditing and accounting.

         The financial statements of Sheraton Colony Square as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 appearing in the Company's Registration Statement on Form S-2 (Nos. 33-59155 and 33-59155-01) declared effective by the Securities and Exchange Commission on June 29, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The financial statements of the Doral Inn as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 appearing in the Company's Current Report on Form 8-K/A, dated September 20, 1995 have been audited by David Berdon & Co. LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

===============================================================================
       NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY AGENT, DEALER OR UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OR AN OFFER TO BUY, ANY SECURITY OTHER THAN THE REGISTERED SECURITIES OF THE COMPANY OFFERED BY THIS PROSPECTUS, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES BY ANYONE IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               __________________


                               TABLE OF CONTENTS

                                                                                                                            Page
Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Incorporation of Certain Documents by Reference . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Ratios of Earnings to Fixed Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Description of Debt Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Description of Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Description of Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Description of Paired Common Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Description of Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Federal Income Tax Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Convertible Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

===============================================================================


===============================================================================


                                  $500,000,000


                                STARWOOD LODGING
                                     TRUST

                                STARWOOD LODGING
                                  CORPORATION


                            COMMON STOCK, WARRANTS,
                              PREFERRED STOCK AND
                                DEBT SECURITIES


                               __________________

                                   PROSPECTUS
                               __________________


===============================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*


Registration Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $172,400
NYSE Listing Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Rating Agencies Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Printing and Engraving Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Accounting Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Blue Sky Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Fees and Expenses of Transfer Agent, Trustee and Depositary . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

         Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $

*Expenses are estimated except for the registration fee.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Certain provisions of the MGCL provide that the Company may, and in some circumstances must, indemnify the trustees, directors and officers of the Company against liabilities and expenses incurred by such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the statute. The Corporation's Articles of Incorporation and the Trust's Declaration of Trust provide that the Corporation and Trust shall indemnify its directors, trustees and officers to the extent permitted by the MGCL.

         The Company has entered into indemnification agreements with its directors, trustees and executive officers providing for the maintenance of directors, trustees and officers liability insurance, subject to certain conditions, and the indemnification of and advancement of expenses to such directors, trustees and executive officers.

ITEM 16.  EXHIBITS.

         The following exhibits are filed herewith or incorporated herein by reference.


                   EXHIBIT
                    NO.                                             DESCRIPTION OF EXHIBIT
                   -------                                          ----------------------
                    2.1*       Formation Agreement dated as of November 11, 1994 among the Trust, the Corporation, Starwood
                               Capital Group, L.P., Berl Holdings L.P., Starwood Apollo Hotel Partners I, L.P., Starwood Apollo
                               Hotel Partners VIII, L.P., Starwood Apollo Hotel Partners IX, L.P. and Starwood Nomura Hotel
                               Investors, L.P. (incorporated by reference to Exhibit 2 to the Trust's and the Corporation's
                               Joint Current Report on Form 8-K dated November 16, 1994 (the "November 1994 Form 8-K")).

                    2.2        Form of Amendment No. 1 to Formation Agreement among the Trust, the Corporation and the Starwood
                               Partners (incorporated by reference to Exhibit 10.23 to the Trust's and the Corporation's
                               Registration Statement on Form S-2 filed with the Securities and Exchange Commission (Registration
                               Nos. 33-59155 and 33-59155-01)).

                    3.1*       Amended and Restated Declaration of Trust of the Trust dated June 6, 1988, as amended
                               (incorporated by reference to Exhibit 3A to the Trust's and the Corporation's Joint Current
                               Report on Form 8-K dated January 31, 1995 (the "January 1995") Form 8-K")).

                    3.2*       Amendment and Restatement of Articles of Incorporation of the Corporation, as amended
                               (incorporated by referenced to Exhibit 3B to the January 1995 Form 8-K).

                    3.3*       Trustees' Regulations of the Trust, as amended (incorporated by referenced to Exhibit 3.3 to the
                               Trust's and the Corporation's Joint Annual Report on Form 10-K for the year ended December 31,
                               1994 (the "1994 Form 10-K")).

                    3.4*       By-laws of the Corporation, as amended (incorporated by reference to Exhibit 3.4 to the 1994
                               Form 10-K).

                    4.1*       Form of Indenture for Debt Securities

                    4.2*       Form of Indenture for Convertible Notes

                    4.3*       Form of Convertible Notes (included in Exhibit 4.2)

                    5          Opinion of Counsel.

                   12.1        Computation of Ratio of Earnings to Fixed Charges.

                   23.1        Consent of Independent Public Accountants.

                   23.2        Consent of Counsel (included in Exhibit 5).

                   24*         Powers of Attorney.

                   26.1(1)     Form T-1 of Trustee for the Notes.

                   26.2(1)     Form T-1 of Trustee for the Convertible Notes.

______________
(1)To be filed by amendment.
*Previously filed.

ITEM 17  UNDERTAKINGS.

         Each of the undersigned Registrants hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of such Registrant pursuant to the provisions described in Item 15 above, or otherwise, such Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Registrants hereby further undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of 17 C.F.R.) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrants hereby further undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrants further undertake that:

         (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 1st day of March, 1996.



                                       STARWOOD LODGING TRUST

                                       By:

                                       /s/ Jeffrey C. Lapin
                                       -----------------------------
                                       President and Chief Operating
                                                       Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      /s/ Barry S. Sternlicht*         Chairman, Chief Executive Officer and Trustee       March 1, 1996
-----------------------------------    (Principal Executive Officer)
        Barry S. Sternlicht


        /s/ Jeffrey C. Lapin           President, Chief Operating Officer and Trustee      March 1, 1996
-----------------------------------
          Jeffrey C. Lapin


        /s/ Ronald C. Brown*           Vice President (Principal Financial and             March 1, 1996
-----------------------------------    Accounting Officer)
          Ronald C. Brown


        /s/ Bruce W. Duncan*           Trustee                                             March 1, 1996
-----------------------------------
          Bruce W. Duncan

       /s/ Madison F. Grose*           Trustee                                             March 1, 1996
-----------------------------------
         Madison F. Grose


       /s/ Stephen R. Quazzo*          Trustee                                             March 1, 1996
-----------------------------------
         Stephen R. Quazzo


       /s/ William E. Simms*           Trustee                                             March 1, 1996
-----------------------------------
         William E. Simms

       /s/ Daniel H. Stern*            Trustee                                             March 1, 1996
-----------------------------------
         Daniel H. Stern


*By    /s/ Jeffrey C. Lapin
-----------------------------------
         Jeffrey C. Lapin
         Attorney-in-fact

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on the 1st of March, 1996.



                                       STARWOOD LODGING CORPORATION


                                       By: /s/ Kevin E. Mallory
                                       ---------------------------
                                       Executive Vice President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        /s/ Earle F. Jones*            Chairman of the Board of Directors and              March 1, 1996
-----------------------------------    Director
          Earle F. Jones


       /s/ Kevin E. Mallory            Executive Vice President (Principal Executive       March 1, 1996
-----------------------------------    Officer)
         Kevin E. Mallory

       /s/ Alan M. Schnaid             Director of Accounting (Principal                   March 1, 1996
-----------------------------------    Accounting Officer)
          Alan M. Schnaid

        /s/ Bruce M. Ford*             Director                                            March 1, 1996
-----------------------------------
          Bruce M. Ford

     /s/ Graeme W. Henderson*          Director                                            March 1, 1996
-----------------------------------
       Graeme W. Henderson


*By:   /s/ Kevin E. Mallory
-----------------------------------
         Kevin E. Mallory
         Attorney-in-fact

                                EXHIBIT INDEX


                                                                                                                        SEQUENTIALLY
                   EXHIBIT                                                                                                NUMBERED
                    NO.                                             DESCRIPTION OF EXHIBIT                                  PAGE
                   -------                                          ----------------------                                 -------
                    2.1*    Formation Agreement dated as of November 11, 1994 among the Trust, the Corporation, Starwood
                            Capital Group, L.P., Berl Holdings L.P., Starwood Apollo Hotel Partners I, L.P., Starwood Apollo
                            Hotel Partners VIII, L.P., Starwood Apollo Hotel Partners IX, L.P. and Starwood Nomura Hotel
                            Investors, L.P. (incorporated by reference to Exhibit 2 to the Trust's and the Corporation's
                            Joint Current Report on Form 8-K dated November 16, 1994 (the "November 1994 Form 8-K")).

                    2.2     Form of Amendment No. 1 to Formation Agreement among the Trust, the Corporation and the Starwood
                            Partners (incorporated by reference to Exhibit 10.23 to the Trust's and the Corporation's
                            Registration Statement on Form S-2 filed with the Securities and Exchange Commission (Registration
                            Nos. 33-59155 and 33-59155-01)).

                    3.1*    Amended and Restated Declaration of Trust of the Trust dated June 6, 1988, as amended
                            (incorporated by reference to Exhibit 3A to the Trust's and the Corporation's Joint Current
                            Report on Form 8-K dated January 31, 1995 (the "January 1995") Form 8-K")).

                    3.2*    Amendment and Restatement of Articles of Incorporation of the Corporation, as amended
                            (incorporated by referenced to Exhibit 3B to the January 1995 Form 8-K).

                    3.3*    Trustees' Regulations of the Trust, as amended (incorporated by referenced to Exhibit 3.3 to the
                            Trust's and the Corporation's Joint Annual Report on Form 10-K for the year ended December 31,
                            1994 (the "1994 Form 10-K")).

                    3.4*    By-laws of the Corporation, as amended (incorporated by reference to Exhibit 3.4 to the 1994
                            Form 10-K).

                    4.1*    Form of Indenture for Debt Securities

                    4.2*    Form of Indenture for Convertible Notes

                    4.3*    Form of Convertible Notes (included in Exhibit 4.2)

                    5       Opinion of Counsel.

                   12.1     Computation of Ratio of Earnings to Fixed Charges.

                   23.1     Consent of Independent Public Accountants.

                   23.2     Consent of Counsel (included in Exhibit 5).

                   24*      Powers of Attorney (contained in the signature pages hereto).

                   26.1(1)  Form T-1 of Trustee for the Notes.

                   26.2(1)  Form T-1 of Trustee for the Convertible Notes.

______________
(1)To be filed by amendment.
*Previously filed.